Exhibit 2.2

AGREEMENT OF PURCHASE AND SALE

(National Credit Industrial Portfolio)

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is dated as of February 14, 2019 (the “Effective Date”), between each entity identified as a Seller on Schedule A attached hereto (each a “Selling Entity” and collectively “Seller”) and INDUSTRIAL LOGISTICS PROPERTIES TRUST, a Maryland real estate investment trust, as buyer (“Buyer”), and is joined by Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation (“Cole REIT”), for the sole purpose of providing credit support for certain obligations of Seller as set forth in Section 6.4 of this Agreement.

RECITALS

Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer, all as more particularly set forth in this Agreement.  As the context may indicate, references in this Agreement to “Seller” may refer only to the appropriate Selling Entity for a Site.  Schedules A-1 through A-18 (collectively, “Schedule A”) identify, for each Site, the Selling Entity, the Lease, the Tenant, the allocated portion of the Purchase Price, and certain other information relating to such Site.  Capitalized terms not defined elsewhere are used with the meaning given in the “Definitions” section below.

AGREEMENT

In consideration of the payments and mutual covenants and undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer (each a “Party” and collectively the “Parties”) agree as follows:

SUMMARY OF TERMS

Certain key terms of this Agreement are summarized below, but remain subject to the applicable detailed provisions set forth elsewhere in this Agreement.

Property:	Each Site listed on Schedule A, the legal descriptions for which are set forth on Exhibits A-1 through A-18 attached hereto (collectively, “Exhibit A”).

Purchase Price:	$625,300,000.00

Deposit:	$31,265,000.00

Transaction Fee:	$1,800.00

Diligence Period:	The period beginning on the Effective Date and expiring on the thirtieth (30th) day thereafter.

Closing Date:	Ten (10) days after the end of the Diligence Period, or such earlier date as may be mutually agreed to by Seller and Buyer.

Escrow Agent:	First American Title Insurance Company
National Commercial Services
2425 E. Camelback Road, Suite 300
Phoenix, AZ 85016
Attention: Lesa Ferris
Phone: (602) 567-8129
Email: leferris@firstam.com

Notices Addresses for the Parties:

If to Buyer:	Industrial Logistics Properties Trust
Two Newton Place
255 Washington Street
Newton, MA 02458
Attn: John G. Murray and Todd Hargreaves
Phone: (617) 219-1460
Email: jmurray@rmrgroup.com and thargreaves@rmrgroup.com

with a copy to:	Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attn: John M. Steiner
Phone: (617) 338-2902
Email: jsteiner@sandw.com

If to Seller:	CIM Group
2325 E. Camelback Road, 10th Floor
Phoenix, AZ 85016
Attn: Daniel T. Haug, Esq. and Ms. Tambre Ruud and
Mr. Mark Selman
Phone: (602) 778-8700
Email: dhaug@cimgroup.com
Email: truud@cimgroup.com
Email: mselman@cimgroup.com

with a copy to:	BUCHALTER
16435 N Scottsdale Road, Suite 440
Scottsdale, AZ 85254
Attn: Kevin T. Lytle, Esq.
Phone: 480-383-1809
Email: klytle@buchalter.com

Notice Provisions:	See Section 7.1.

Broker:	Eastdil Secured LLC

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DEFINITIONS

In addition to any other terms defined elsewhere in this Agreement, the following terms, when used in this Agreement with a capital letter, have the meanings set forth below:

“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.

“Business Day” means any day other than a Saturday, a Sunday, or a federal holiday recognized by the Federal Reserve Bank of New York.

“Buyer Party” means Buyer, its Affiliates, and any of their respective officers, employees, partners, members, agents, attorneys, consultants, contractors, advisors, and other representatives, and their respective heirs, successors, personal representatives, and assigns, each being a “Buyer Party” and collectively being the “Buyer Parties.”

“Claim Notice” means a written notice delivered by one Party to the other Party setting forth a reasonably detailed description of the specific Claims being asserted, including, without limitation, reasonably detailed statements of (a) the estimated amount of loss or damage being asserted, and (b) the rationale for or explanation of why such Claims are alleged to be the responsibility of the Party against whom such Claims are being asserted.

“Claims” means any suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses, or costs, including without limitation attorneys’ and experts’ fees and costs and investigation, remediation costs, losses due to impairment or diminished value, or any other damages, losses or costs of any type or kind.

“Closing” means the consummation of the purchase and sale transaction contemplated by this Agreement.

“Closing Date” means the date that is set forth or described as such in the Summary of Terms, as such date may later be changed as expressly provided in this Agreement; provided, however, notwithstanding anything contained in this Agreement to the contrary, in no event shall the Closing Date be extended beyond June 30, 2019 under any circumstances whatsoever (unless otherwise expressly agreed to by the Parties hereto).

“Closing Documents” means the documents, instruments (including, without limitation, any deeds or assignments), and other agreements executed and delivered by a Party at or in connection with the Closing.

“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of any succeeding law.

“Confidential Information” means all information that is confidential, proprietary, or otherwise not generally available to the public and that is either (a) furnished by or on behalf of Seller to Buyer or any Buyer Parties, or (b) is developed, discovered, determined, or otherwise made known to or by Buyer or any Buyer Parties through, as a result of, or in connection with Buyer’s due diligence investigations of and regarding the Property, but does not include material or information that is generally available to the public or was or becomes known or available to

Buyer, free of any other confidentiality obligations, outside of this Agreement or the activities of Buyer and the Buyer Parties pursuant to this Agreement.

“Contracts” means all service contracts, maintenance contracts, site equipment leases, and like contracts and agreements to which Seller is a party relating to the day-to-day operation of the Real Property (including any amendments thereto), but as used in this Agreement the term “Contracts” excludes (a) any property management agreements or leasing brokerage or commission agreements entered into by Seller for the Property, and (b) any Related Agreements.

“Deposit” means the amount of money specified as such in the Summary of Terms, but only to the extent such amount has been deposited by Buyer with Escrow Agent, together with any interest earned or accrued thereon, as such amount may later be changed as expressly provided in this Agreement.

“Diligence Period” means the period beginning on the Effective Date and ending at 5:00 p.m. local time in Phoenix, Arizona on the last day of the period described as such in the Summary of Terms.

“Diligence Materials” means the documents and other materials and information regarding the Property provided by or on behalf of Seller or any Seller Party to Buyer or any Buyer Party to assist with Buyer’s evaluation and acquisition of the Property, including the Seller Deliveries.

“Escrow Agent” means the entity specified as such in the Summary of Terms, when acting in its capacity as the escrow agent for this transaction.

“Escrow Instructions” means the escrow instructions attached as Exhibit F to, and incorporated as a part of, this Agreement.

“Governmental Authority” means any federal, state, county or municipal government or political subdivision; any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body; any court or administrative tribunal; or any Person serving in an official or representative capacity for any of the foregoing.

“Hazardous Materials” means materials, wastes, or substances that are (a) regulated, or classified as “hazardous substances,” “hazardous materials,” “toxic substances,” “toxic pollutants,” “hazardous waste,” or like terms under federal, state or local environmental laws or regulations; (b) petroleum products (other than as may be present at the Property in the ordinary course of its operation or business); (c) asbestos or asbestos-containing materials; (d) toxic mold in quantities harmful to human health; or (e) polychlorinated biphenyls.

“Improvements” means, for each Site other than the TIF Sites, fee title to all improvements and fixtures located on the Land for such Site, and, for each of the TIF Sites, all right, title and interest of Seller in and to all improvements and fixtures located on the Land for such TIF Site (excluding in all cases all right, title and interest of any Tenant of such Site or any third party in and to any such fixtures).

“Intangible Property” means, for each Site, (a) any intangible property relating solely and specifically to the Real Property or Personal Property for such Site, including any transferable licenses, permits, approvals, certificates of occupancy, or entitlements (in each case, only to the extent transferable), (b) any Contracts which Buyer is obligated, or has elected, to assume under this Agreement (only to the extent transferable) and (c) any Related Agreements (as defined below).

“Joplin Allocated Deposit” has the meaning given in Section 1.7 of this Agreement.

“Joplin Allocated Purchase Price” has the meaning given in Section 1.7 of this Agreement.

“Joplin Closing” has the meaning given in Section 1.7 of this Agreement.

“Joplin Closing Date” has the meaning given in Section 1.7 of this Agreement.

“Joplin Site” means the Site located in Joplin, Missouri that is leased to Cott Beverages, Inc.

“Joplin TIF Agreements” means those documents listed as TIF Agreements on Schedule A-11.

“Land” means, for each Site other than the TIF Sites, fee title to the parcel(s) of land described in Exhibit A for such Site, and for each of the TIF Sites, fee title to and/or a leasehold interest in the parcel(s) of land described in Exhibit A for such TIF Site, as provided in the Related Agreements for such TIF Site, in each case together with all right, title and interest of Seller in any rights, privileges and easements appurtenant thereto.

“Lease” means, for each Site, the lease agreement (or if applicable, lease agreements) between the Selling Entity of such Site and the Tenant of such Site, as identified in Schedule A for such Site, including any existing amendments, supplements, guaranties or other forms of security relating thereto and any new amendments thereof or supplements thereto which are entered into in accordance with the terms and provisions of this Agreement.

“Leases” means, collectively, each Lease.

“Legal Requirements” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over a Site, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements.

“Lender” means the current holder(s) of the Loan.

“Loan” means that certain existing loan in the original principal amount of $56,980,000 which encumbers the Ruskin Site.

“Loan Assumption Approval” has the meaning given in Section 1.5(a) of this Agreement.

“Loan Documents” means the existing documents which evidence, secure, or otherwise govern the Loan applicable to the Ruskin Site.

“Monetary Encumbrance”  means any (i) liens of any mortgages or deeds of trust encumbering any Real Property securing indebtedness of Seller to the mortgagee or beneficiary thereof, (ii) mechanics’ liens pursuant to a written agreement directly between the claimant and Seller for work at any Real Property, and (iii) other monetary liens against any Real Property attributable solely to the acts or omissions of Seller (and excluding specifically but without limitation any such liens for which the Tenant is responsible under its applicable Lease).

“Obligations Surviving Termination” means those provisions of this Agreement that either expressly require conduct or performance following, or are expressly stated to survive, a termination of this Agreement prior to Closing.

“Person” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated association, or other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

“Personal Property” means, for each Site, all equipment, machinery, furnishings, and other tangible personal property owned by its Selling Entity and located within or upon the Real Property, if any.

“Preliminary Loan Assumption Approval” has the meaning given in Section 1.5(d) of this Agreement.

“Property” means, collectively, each Site.

“Purchase Price” means the purchase price for the Property specified in the Summary of Terms, as such amount may later be changed as expressly provided in this Agreement.

“Real Estate Taxes” means all real estate taxes and assessments and similar charges applicable to the Property, including all installments of special taxes or assessments.

“Real Property” means, for each Site, the Land and the Improvements related to such Site.

“Related Agreements” means, for each Site, those documents (if any) listed as such on Schedule A for such Site, which list is intended to include (for example but not by way of limitation) all “TIF” or similar governmental development incentive agreements (including, without limitation, the Joplin TIF Agreements and the Saint Louis TIF Agreements), procuring broker commission agreements, telecommunications license or access agreements, billboard leases, and other such agreements ancillary to the ownership, use or occupancy of the Site.

“Restricted Person” means any Person, group, or nation that is (a) named by any Executive Order, the United States Treasury Department, or other Governmental Authority as a terrorist, “Prohibited Person” or “Specially Designated National and Blocked Person;” (b) named as a Person, group, or nation that is banned, blocked, prohibited, or restricted pursuant to any law that is enforced or administered by the Office of Foreign Assets Control; or (c) acting in violation of Executive Order No. 13224, the Patriot Act, or any other laws or regulations relating to terrorism or money laundering.

“Ruskin Allocated Deposit” has the meaning given in Section 5.1(b) of this Agreement.

“Ruskin Allocated Purchase Price” has the meaning given in Section 5.1(b) of this Agreement.

“Ruskin Closing” has the meaning given in Section 5.1(b) of this Agreement.

“Ruskin Closing Date” has the meaning given in Section 5.1(b) of this Agreement.

“Ruskin Site” means the Site located in Ruskin, Florida that is leased to an Affiliate of Amazon.com.

“St. Louis Allocated Deposit” has the meaning given in Section 1.8 of this Agreement.

“St. Louis Allocated Purchase Price” has the meaning given in Section 1.8 of this Agreement.

“St. Louis Closing” has the meaning given in Section 1.8 of this Agreement.

“St. Louis Closing Date” has the meaning given in Section 1.8 of this Agreement.

“St. Louis Site” means the Site located in St. Louis, Missouri that is leased to SKF USA, Inc.

“Saint Louis TIF Agreements” means the documents listed as TIF Agreements on Schedule A-4.

“Seller Deliveries” means, for each Site, the information and documents listed on Schedule B attached to this Agreement (or if applicable, contained in the electronic diligence “war room(s)” or website(s) indicated on such Schedule to which Buyer has been and will continue to be provided access in connection with and during the term of this Agreement).

“Seller Party” means Seller, its Affiliates, Seller’s property and asset managers, any lender to Seller, the partners, trustees, shareholders, members, managers, controlling persons, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives, and assigns, each being a “Seller Party” and collectively being the “Seller Parties.”

“Site” means all of the Real Property, and all of right, title and interest of a Selling Entity in and to the Personal Property and Intangible Property located thereon or related solely thereto, and all of such Selling Entity’s right, title and interest in, to and under the related Lease.

“Survey” means, collectively, any existing surveys of the Real Property included in the Seller Deliveries and any new or updated surveys of the Real Property obtained by Buyer.

“Tenant” means the tenant of a Site named in its related Lease.

“TIF Sites” means the parcel(s) of land described in Exhibits A-4, A-11 and A-14.

“Title Company” means First American Tile Insurance Company when acting or referred to in its capacity as the title insurance provider for this transaction.

“Title Policy” means an ALTA standard coverage owner’s policy of title insurance to be issued by the Title Company insuring that fee simple title (or leasehold title, as applicable) to the Real Property comprising each Site is vested in Buyer, subject only to the Permitted Exceptions, with affirmative coverages and such endorsements as the Title Company shall agree in writing to issue prior to the expiration of the Diligence Period.

“Transaction Fee” means the amount of money specified as such in the Summary of Terms.

ARTICLE 1
PURCHASE AND SALE OF THE PROPERTY

Section 1.1.           Purchase and Sale.  Subject to the provisions, terms, covenants and conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Property, but specifically excluding any rights to use any legal or trade names of Seller or any of Seller’s Affiliates in any manner, and reserving and retaining the non-exclusive right to bring insurance, indemnity, or other similar claims under or with respect to the Leases, Real Property or Intangible Property relating to Seller’s ownership of the Property prior to Closing.

Section 1.2.           Purchase Price; Deposit.  Buyer will pay the Purchase Price as described in this Section.  All payments will be made in immediately available funds delivered into escrow with Escrow Agent.

(a)           Buyer will deliver the Deposit within three (3) Business Days following the Effective Date.  Escrow Agent will place the Deposit in a separate account on behalf of Seller and Buyer.  Buyer will instruct Escrow Agent whether Buyer elects to have such account be interest-bearing.

(b)           The Deposit will be applied as follows: (i) if Buyer terminates this Agreement when Buyer is expressly entitled to do so as provided in this Agreement, the Deposit (less the Transaction Fee, as provided below) will be returned to Buyer; (ii) if the Deposit is to be received by Seller as expressly provided in this Agreement, the Deposit will be paid to Seller; and (iii) if Closing occurs, the Deposit will be credited to Buyer, applied against the Purchase Price, and paid to Seller at Closing.

(c)           Buyer will acquire the Ruskin Site subject to the Loan, and upon assumption of the Loan Buyer will receive a credit against the Purchase Price equal to the outstanding principal balance of the Loan as of the Closing Date.

(d)           Buyer will deliver the cash balance of the Purchase Price, as adjusted for any prorations, credits and adjustments to be made pursuant to the terms of this Agreement, in immediately available funds to Escrow Agent not later than the Closing Date, to be paid to Seller upon Closing.

(e)           The Transaction Fee is the independent consideration for the execution of this Agreement by Seller and the provision of the Diligence Period by Seller to Buyer (it being understood that Buyer also expects to incur substantial costs and expenses in connection with this Agreement and Buyer’s inspections as contemplated by Section 2.1 in reliance upon Buyer’s rights under this Agreement).  Upon any termination of this Agreement prior to Closing, the Transaction Fee will be deducted from the Deposit and paid by Escrow Agent to Seller.  The Transaction Fee is earned by Seller as of the Effective Date of this Agreement and is non-refundable in all events, and any reference in this Agreement to a return of the Deposit to Buyer will mean such amount “less the Transaction Fee;” provided, however, that if Closing occurs, the Transaction Fee will be included in the Deposit amount credited to Buyer and applied to the Purchase Price as provided above.

Section 1.3.           Escrow Instructions.  This Agreement, including the Escrow Instructions, will constitute the instructions for Escrow Agent’s handling of the purchase and sale transaction contemplated herein.  Seller and Buyer will execute such supplemental escrow instructions as may reasonably be required by Escrow Agent to enable Escrow Agent to comply with the terms of this Agreement, and Buyer and Seller may each individually request that Escrow Agent enter into such supplemental escrow instructions as either of them may reasonably require provided the same do not conflict with the terms of this Agreement.  If any conflict exists between this Agreement and the provisions of any supplemental escrow instructions, as between Buyer and Seller, the terms of this Agreement will control unless a contrary intent is expressly indicated in the supplemental instructions and such supplemental instructions are signed by both Buyer and Seller.

Section 1.4.           All or Nothing Purchase and Sale.  Except as otherwise expressly provided in Sections 1.7, 1.8, 3.7 and 5.1, this Agreement provides Buyer with the right to either purchase all, or none, of the Property but does not give Buyer the right to purchase (or Seller the obligation to sell) less than all of the Property, notwithstanding the presence of any Title Objection Matters or other Diligence Period objections that Buyer may have with respect to any one or more of the Sites; or any asserted breach, default or nonperformance by Seller or Buyer with respect to any one or more of the Sites.  For the avoidance of doubt, if Buyer or Seller extends the Closing Date with respect to more that one Site pursuant to Section 1.7 (with respect to the Joplin Site), Section 1.8 (with respect to the St. Louis Site) and/or Section 5.1 (with respect to the Ruskin Site), then any asserted breach, default or nonperformance by Seller or Buyer under this Agreement with respect to one of those Sites shall be deemed a breach, default or nonperformance by Seller or Buyer under this Agreement with respect to all of those Sites until such time as the Closing shall have occurred with respect to any such Site, in which case neither Party shall have any right to terminate or otherwise rescind this Agreement or unwind the Closing with respect to such Site for which the Closing has occurred.

Section 1.5.           Loan Assumption for Ruskin Site.

(a)           Buyer’s obligation to close on the purchase of the Property from Seller pursuant to this Agreement, and Seller’s obligation to close on the sale of the Property to Buyer pursuant to this Agreement, are each contingent upon the written approval by Lender of Seller’s assignment to, and Buyer’s assumption of, the Loan in a form and substance reasonably acceptable to Buyer (collectively, the “Loan Assumption Approval”).  Seller’s obligation to close on the sale of the Property to Buyer pursuant to this Agreement is also contingent upon Lender’s agreement pursuant to the assumption documents to release Seller, its affiliates and any existing guarantors, from all liability arising under or with respect to the Loan from and after Closing in a form and substance reasonably acceptable to Seller.  Notwithstanding anything contained in this Agreement to the contrary, but subject to Section 5.1 hereof, the Loan Assumption Approval shall not be considered to have been given unless and until Buyer, Seller and Lender have agreed on the final forms of all documents necessary to evidence Buyer’s assumption of the Loan and the release of Seller as herein provided.

(b)           Buyer will submit Buyer’s portion of Lender’s completed loan assumption application, along with any required information, loan application fees and deposits, to Lender not later than ten (10) Business Days after the Effective Date, and Buyer will thereafter use good faith and diligent efforts to obtain the Loan Assumption Approval.  In seeking the Loan Assumption Approval, Buyer agrees (i) to reasonably cooperate with Lender’s customary requests for delivery of information, (ii) to enter into commercially reasonable loan assumption documents in form and content customarily required of similarly situated buyers in similar transactions, and (iii) to comply with any other commercially reasonable requirements and conditions of Lender in connection with the assumption of the Loan.  Buyer acknowledges that the economic terms of the Loan will not be modified in connection with the Loan Assumption Approval and that Buyer’s obligation to assume the Loan is not conditioned upon Lender providing any modifications or concessions to the economic terms of the Loan; provided, that Buyer likewise is not obligated to agree to any modification of the economic terms of the Loan or any material modification of any of the other terms of the Loan in order to obtain the Loan Assumption Approval.  Seller will reasonably cooperate with Buyer in applying for and obtaining the Loan Assumption Approval, including delivering such notices or requests and providing such information as may be required in connection therewith or otherwise reasonably requested by Buyer or Lender, and Seller will use good faith and diligent efforts to assist Buyer in obtaining the Loan Assumption Approval from Lender.  Buyer will provide Seller with regular updates of the status of the Loan Assumption Approval, including without limitation, promptly after any Seller request therefor.

(c)           At the Closing, Buyer will timely pay any loan assumption fee required by Lender in connection with the Loan Assumption Approval in an amount not to exceed one percent (1%) of the outstanding principal balance of the Loan (the “Loan Assumption Fee”); provided, however, Buyer shall have no obligation to pay the Loan Assumption Fee if the Closing does not occur. Buyer will also pay all other reasonable and customary fees, costs and expenses of Lender associated with issuance of the Loan Assumption Approval, including without limitation all reasonable attorneys’ fees, title costs, appraisal fees, rating agency fees, if applicable, and other third party costs incurred or imposed by Lender or the Loan servicer in connection with Buyer’s application for and pursuit of the Loan Assumption Approval (collectively, the “Loan Assumption Costs”), which obligation will expressly survive the Closing or any termination of this Agreement.  If this Agreement is terminated after Buyer pays any Loan Assumption Costs (including without limitation, any applicable loan application fees or deposits), Buyer shall be entitled to receive any such Loan Assumption Costs which are refunded, reimbursed or returned by Lender (if any).

(d)           Notwithstanding anything contained in Section 1.5(a) to the contrary, if, despite the Parties’ commercially reasonable efforts, Lender has not provided preliminary written approval of Seller’s assignment to, and Buyer’s assumption of, the Loan (the “Preliminary Loan Assumption Approval”) within ninety (90) days after the Effective Date, then, until the Preliminary Loan Assumption Approval is obtained, either Buyer or Seller will have the unilateral right to terminate this Agreement upon not less than ten (10) Business Days’ prior written notice of termination given to the non-terminating Party.  If this Agreement is terminated pursuant to this Section, Escrow Agent will return the Deposit to Buyer and this Agreement and the rights and obligations of the Parties under this Agreement will terminate, except for Obligations Surviving Termination.

Section 1.6.           Seller Approval Contingencies.  The obligations of Seller to proceed to Closing and convey the Property to Buyer as provided in this Agreement are subject to Seller having received the approval of this transaction from both (a) the board of directors (or the appropriate committee or subset thereof, if applicable) of Cole REIT prior to the expiration of the Diligence Period (the “CCIT II Board Approval”) and (b) certain lenders under Seller’s unsecured line of credit (the “Unsecured Lenders’ Approval” and, together with the CCIT Board Approval, collectively, the “Approvals”).  Seller will use commercially reasonable efforts to timely pursue and obtain the Approvals, and will provide prompt notice to Buyer if and when each Approval is obtained.  If Seller has not provided notice to Buyer that Seller has obtained the Approvals prior to the expiration of the Diligence Period, then at any time after the expiration of the Diligence Period and until (but in no event after) Seller has provided notice to Buyer that Seller has obtained the Approvals in accordance with this Section 1.6, Buyer may terminate this Agreement upon not less than five (5) Business Days’ prior written notice to Seller.  If Seller provides notice to Buyer that Seller has obtained the Approvals prior to the termination date specified in Buyer’s notice to Seller under this Section 1.6, then this Agreement shall continue in full force and effect and Buyer’s termination shall be considered void ab initio.  If Seller fails to provide notice to Buyer that Seller has obtained the Approvals and this Agreement is terminated pursuant to this Section 1.6, then Escrow Agent will return the Deposit to Buyer and Seller shall reimburse Buyer for all of its documented out-of-pocket costs and expenses incurred in connection with this Agreement (which reimbursement obligation shall survive such termination), provided, however, in no event shall such reimbursement exceed Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) (the “Cost Reimbursement Cap”), which obligation shall survive any such termination, and this Agreement and the rights and obligations of the Parties under this Agreement will terminate, except for Obligations Surviving Termination.  Seller’s receipt of the Approvals as provided above is a condition precedent to Seller’s obligation to close escrow under this Agreement, but any inability of Seller to obtain the Approvals shall not be deemed a breach or default by Seller under this Agreement.

Section 1.7.           Joplin TIF Agreements Contingency.

(a)           In order to close on the Joplin Site, the Parties hereby acknowledge and agree that it shall be an obligation of Seller to obtain the approval of City of Joplin and UMB Bank, N.A. to the assignment and assumption of the Joplin TIF Agreements (the “Joplin TIF Assignment Approval”), which Joplin TIF Assignment Approval shall be evidenced by documentation recognizing Buyer as the Company and the Owner of the Bonds (as such terms are defined in the Joplin TIF Agreements) under the Joplin TIF Agreements, which documentation shall be in a form and substance reasonably acceptable to each of Seller and Buyer.  After such closing, Seller shall reasonably cooperate with Buyer to secure delivery to Buyer of an original bond properly executed by the City of Joplin and authenticated by UMB Bank, N.A., together with assurances reasonably satisfactory to Buyer that such bond is the only outstanding bond issued in connection with the Joplin TIF Agreements.  Buyer and Seller agree to use commercially reasonable efforts to obtain such approvals, documentation and assurances.

(b)           Notwithstanding anything contained in this Agreement to the contrary, if the Joplin TIF Assignment Approval has not been obtained on or before the date which is five (5) Business Days prior to the Closing Date, then either Seller or Buyer may extend the Closing with respect to the Joplin Site only (the “Joplin Closing”) to the date which is five (5) Business Days following the Parties’ receipt of the Joplin TIF Assignment Approval (the “Joplin Closing Date”) by giving written notice thereof to the other Party on or before the date that is five (5) Business Days prior to the Closing Date.  If either Seller or Buyer elects to extend the Joplin Closing to the Joplin Closing Date as aforesaid, then (i) the Closing with respect to the balance of the Property (other than the Joplin Site and, if applicable, the St. Louis Site pursuant to Section 1.8 and the Ruskin Site pursuant to Section 5.1(b)) shall occur on the Closing Date, (ii) the Purchase Price to be paid by Seller to Buyer at the Closing shall be reduced by the amount of the Allocated Purchase Price for the Joplin Site on Schedule A-1 (the “Joplin Allocated Purchase Price”), (iii) the Escrow Agent shall retain and continue to hold the amount of Seven Hundred Sixty Thousand and 00/100ths Dollars ($760,000.00) (together with interest earned thereon, the “Joplin Allocated Deposit”) from the Deposit to be credited to Purchaser and paid to Seller at the Joplin Closing.  Following the Closing, (X) the Joplin Site shall continue to be subject to all of the terms and provisions of this Agreement and (Y) all references in this

Agreement to the Closing, the Closing Date, the Deposit and the Purchase Price shall mean, with respect to the Joplin Site, the Joplin Closing, the Joplin Closing Date, the Joplin Allocated Deposit and the Joplin Allocated Purchase Price, respectively.  For the avoidance of doubt, if Buyer elects to extend the Joplin Closing to the Joplin Closing Date in accordance with this Section 1.7, then, following the Closing, neither Party shall have any right to terminate or otherwise rescind this Agreement or unwind the Closing with respect to the balance of the Property for which the Closing has occurred.

Section 1.8.           St. Louis TIF Agreements Contingency.

(a)           In order to close on the St. Louis Site, the Parties hereby acknowledge and agree that it shall be an obligation of Seller to obtain the approval of County of St. Louis and UMB Bank, N.A. to the assignment and assumption of the St. Louis TIF Agreements (the “Joplin TIF Assignment Approval”), which St. Louis TIF Assignment Approval shall be evidenced by documentation recognizing Buyer as the Company and the Owner of the Bonds (as such terms are defined in the St. Louis TIF Agreements) under the St. Louis TIF Agreements, which documentation shall be in a form and substance reasonably acceptable to each of Seller and Buyer.  After such closing, Seller shall reasonably cooperate with Buyer to secure delivery to Buyer of an original bond properly executed by the City of Joplin and authenticated by UMB Bank, N.A., together with assurances reasonably satisfactory to Buyer that such bond is the only outstanding bond issued in connection with the Joplin TIF Agreements.  Buyer and Seller agree to use commercially reasonable efforts to obtain such approvals, documentation and assurances.

(b)           Notwithstanding anything contained in this Agreement to the contrary, if the St. Louis TIF Assignment Approval has not been obtained on or before the date which is five (5) Business Days prior to the Closing Date, then either Seller or Buyer may extend the Closing with respect to the St. Louis Site only (the “St. Louis Closing”) to the date which is five (5) Business Days following the Parties’ receipt of the St. Louis TIF Assignment Approval (the “St. Louis Closing Date”) by giving written notice thereof to the other Party on or before the date that is five (5) Business Days prior to the Closing Date.  If either Seller or Buyer elects to extend the St. Louis Closing to the St. Louis Closing Date as aforesaid, then (i) the Closing with respect to the balance of the Property (other than the St. Louis Site and, if applicable, the Joplin Site pursuant to Section 1.7 and the Ruskin Site pursuant to Section 5.1(b)) shall occur on the Closing Date, (ii) the Purchase Price to be paid by Seller to Buyer at the Closing shall be reduced by the amount of the Allocated Purchase Price for the St. Louis Site on Schedule A-1 (the “St. Louis Allocated Purchase Price”), (iii) the Escrow Agent shall retain and continue to hold the amount of Three Million Two Hundred Twenty-Five Thousand and 00/100ths Dollars ($3,225,000.00) (together with interest earned thereon, the “St. Louis Allocated Deposit”) from the Deposit to be credited to Purchaser and paid to Seller at the St. Louis Closing.  Following the Closing, (X) the St. Louis Site shall continue to be subject to all of the terms and provisions of this Agreement and (Y) all references in this Agreement to the Closing, the Closing Date, the Deposit and the Purchase Price shall mean, with respect to the St. Louis Site, the St. Louis Closing, the St. Louis Closing Date, the St. Louis Allocated Deposit and the St. Louis Allocated Purchase Price, respectively.  For the avoidance of doubt, if Buyer elects to extend the St. Louis Closing to the St. Louis Closing Date in accordance with this Section 1.8, then, following the Closing, neither Party shall have any right to terminate or otherwise rescind this Agreement or unwind the Closing with respect to the balance of the Property for which the Closing has occurred.

ARTICLE 2
BUYER’S INVESTIGATIONS; AS-IS SALE.

Section 2.1.           Buyer’s Investigations.

(a)           During the Diligence Period, Buyer will conduct such commercially reasonable, non-invasive investigations, studies or tests of the Property as Buyer deems necessary to determine whether Buyer desires to complete the acquisition of the Property.  Buyer, in its sole and absolute discretion and for any reason or no reason whatsoever, may reject the Property by giving written notice of termination to Seller (the “Termination Notice”) prior to the expiration of the Diligence Period.  If Buyer timely gives a Termination Notice, Escrow Agent will return the Deposit to Buyer and this Agreement and the rights and obligations of the Parties under this Agreement will terminate, except for Obligations Surviving Termination.  Alternately, Buyer may accept the Property by giving written notice of acceptance to Seller and Escrow Agent (the “Acceptance Notice”) prior to the expiration of the Diligence Period.  If Buyer timely delivers an Acceptance Notice, or fails to deliver either a Termination Notice or an Acceptance Notice prior to the expiration of the Diligence Period, Buyer will be deemed to have accepted the Property, the Deposit will become nonrefundable to Buyer (other than as expressly set forth in this Agreement), and this Agreement will continue in effect subject to the other provisions hereof.  Buyer acknowledges and agrees that Buyer will have the opportunity during the Diligence Period to inspect and investigate all aspects of the Property to Buyer’s satisfaction.  Subject to the other provisions of this Agreement, the failure of Buyer to deliver a Termination Notice prior to the expiration of the Diligence Period will constitute a waiver by Buyer of its right to terminate this Agreement pursuant to this Section 2.1(a).

(b)           Seller has previously delivered to Buyer, or made available to Buyer by diligence website or other electronic means to which Buyer has been given access, the Seller Deliveries, and Seller will deliver or make available to Buyer such other information concerning the Property as Buyer may reasonably request in writing to the extent the same is in Seller’s possession or control.  Notwithstanding the foregoing, Seller will have no obligation to deliver or disclose to Buyer any of Seller’s attorney-client privileged materials, appraisals, internal memoranda, or internal evaluations of the Property or any part thereof.  Except as may be otherwise expressly set forth in this Agreement or in the Closing Documents, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in the Seller Deliveries or any other Diligence Materials.

(c)           If this Agreement is terminated for any reason, Buyer will promptly return to Seller any Diligence Materials delivered to Buyer in physical form in connection with the Property.

Section 2.2.           Title and Survey Matters; Objections.

(a)           Prior to the Effective Date, Seller obtained from Title Company and made available to Buyer as part of the Seller Deliveries a title insurance commitment or preliminary title report showing the status of title to each Site (collectively, the “Title Commitment”).  During the Diligence Period Buyer may also, at Buyer’s expense, obtain a new or updated ALTA survey of a Site performed by a registered surveyor and certified to Buyer and the Title Company, and any other party required by Buyer.  Buyer will deliver or e-mail a copy of the current version of any such new Survey to Seller and Title Company promptly after Buyer’s receipt thereof.  Any matters disclosed by the Title Commitment or Survey which are approved, deemed approved, or waived by Buyer pursuant to the terms of this Agreement shall constitute “Permitted Exceptions.”  Notwithstanding the foregoing, all of the Leases shall be considered Permitted Exceptions.

(b)           If any exceptions appear on the Title Commitment, or any encroachments or other title conditions are shown on the Survey, that are not acceptable to Buyer, as determined by Buyer in its sole and absolute discretion, Buyer will provide written notice to Seller and Title Company of such unacceptable matters (“Title Objection Matters”) not later than five (5) Business Days before the end of the Diligence Period.  In addition, Buyer will have the right to notify Seller and Title Company of any additional Title Objection Matters that first appear on any updates to the Title Commitment or Survey issued after the expiration of the Diligence Period and that materially and adversely impact the Property (a “Post-Diligence Title Defect”), so long as any such additional objection (i) is made by Buyer within five (5) Business Days after Buyer receives the updated Title Commitment adding such new matter for a Site (but, in any event, prior to the Closing Date), and (ii) includes Buyer’s estimated calculation of the expected reduction in fair market value of the affected Site caused by such Post-Diligence Title Defect.  In addition, Buyer shall provide Seller with such supporting documentation and information concerning any Post-Diligence Title Defect as Seller may reasonably request, to the extent such documentation or information is in Buyer’s reasonable possession or control.  For purposes of the preceding sentence, any new Title Objection Matters will be deemed to materially and adversely impact the Property if Buyer reasonably determines that such new Title Objection Matters would reasonably be expected to reduce the fair market value of the affected Site by an amount in excess of the greater of (X) the Threshold Amount, or (Y) one percent (1.0%) of the allocated portion of the Purchase Price applicable to the affected Site, individually or in the aggregate.   Unless timely objected to in writing by Buyer as Title Objection Matters as provided above, all matters disclosed by the Title Commitment or Survey (or any updates thereto) shall be deemed to constitute Permitted Exceptions.

(c)           Seller may elect (but is not obligated) to cure or attempt to cure any Title Objection Matters, and Seller will notify Buyer in writing within five (5) Business Days after Seller receives Buyer’s notice of Title Objection Matters if Seller elects to cure any of such objections; provided, however, Seller shall be obligated to cure and discharge all Monetary Encumbrances at or prior to the Closing regardless of whether or not Buyer objects to the same as Title Objection Matters.  If neither Seller nor Title Company elects within such period to cure the Title Objection Matters, then within five (5) Business Days thereafter (but in any event prior to the Closing Date), Buyer will elect to either (i) terminate this Agreement, in which event Escrow Agent will return the Deposit to Buyer and thereafter the Parties will have no further rights or obligations under this Agreement except for Obligations Surviving Termination, or (ii) waive any uncured Title Objection Matters and proceed to Closing; provided, however, in the event Buyer elects to terminate this Agreement pursuant to clause (i) of this sentence, Seller may nullify such election by agreeing (in Seller’s sole and absolute discretion) to pay to Buyer, as a credit against the Purchase Price at Closing, the expected reduction in fair market value caused by any Post-Diligence Title Defect(s) as set forth in Buyer’s notice of additional Title Objection Matters; provided, however, Seller shall not have any right to provide such a credit in excess of the greater of (X) Five Hundred Thousand and 00/100ths Dollars ($500,000.00), or (Y) five percent (5.0%) of the allocated portion of the Purchase Price applicable to the affected Site, individually or in the aggregate for all such Title Objection Matters affecting such Site, without Buyer’s prior written consent, which consent may be granted or withheld by Buyer in its sole and absolute discretion.  Failure of Buyer to respond in writing within such five-Business Day period shall be deemed an election by Buyer to waive any uncured Title Objection Matters and proceed to Closing.  Any Title Objection Matters so waived (or deemed waived) by Buyer shall be deemed to constitute Permitted Exceptions.

(d)           Seller has no obligation to bring any action or proceeding or incur any expense to cure, remove or otherwise address any Title Objection Matter (other than Monetary Encumbrances).  Seller may use any portion of the Purchase Price being paid at Closing to cure or remove any Monetary Encumbrances and/or other Title Objection Matters that Seller has agreed to cure or remove, provided the Title Company must thereupon either remove such Title Objection Matter as an exception to title or “cure” such Monetary Encumbrance or other Title Objection Matter by affirmatively insuring over or providing such other coverage as may be reasonably acceptable to Buyer with respect to such Title Objection Matter.  Seller will be entitled to a reasonable extension of the Closing Date (not to exceed thirty (30) days) for the cure or removal of any Title Objection Matters that Seller elects to cure or remove.  For purposes of this Section, a Title Objection Matter that is not completely removed as an exception to title but has been cured as required above will, as so cured, be a Permitted Exception.

(e)           Buyer’s obligation to purchase the Property is conditioned upon Title Company being irrevocably committed at Closing to issuing its Title Policy for each Site, upon payment of the applicable premium therefor and the satisfaction by Buyer of the customary Buyer’s conditions and requirements thereto.  If the Title Company is not irrevocably committed to issuing its Title Policy for each Site at Closing as aforesaid, Buyer will have the option, as its sole and exclusive remedy, to either (i) terminate this Agreement by written notice of termination delivered to Seller and Escrow Agent prior to or upon such Closing Date, or (ii) proceed to Closing as scheduled.  If this Agreement is terminated pursuant to this Section 2.2, Escrow Agent will return the Deposit to Buyer and thereafter the Parties will have no further rights or obligations under this Agreement except for Obligations Surviving Termination.

Section 2.3.           Entry, Insurance and Indemnity.

(a)           Buyer must give Seller not less than two (2) Business Days’ prior written notice of any desired entry by any Buyer Parties onto any Site, which notice may be given by e-mail to Ms. Sofia Tobar (email: stobar@cimgroup.com), provided that contemporaneous notice is also given to Seller as required by Section 7.1 hereof.  Buyer shall coordinate such entry and any related testing or inspections with Seller.  Seller has the right to have a representative present during any entry by any Buyer Parties onto any Site.  All such inspections must be performed in a manner that is intended not to damage any Site and to avoid any unreasonable interference with the use of the Property by Seller or any Tenants, subtenants, occupants, licensees, customers or invitees of the Property or with the activities occurring thereon.  Buyer and the Buyer Parties will comply with the reasonable rules and restrictions imposed by Seller or any Tenant, subtenant, occupant or licensee of the Property (as to such party’s premises) and with the terms of all Leases affecting the areas entered.  Buyer hereby acknowledges and agrees that it has been provided with various Leases and other occupancy agreements affecting the Property and, as such, is aware of (or has the ability to familiarize itself with) all such rules, restrictions and/or terms therein.  To the extent Seller wishes to impose additional reasonable rules and restrictions, it may do so by providing written notice thereof to Buyer.

(b)           Buyer will not have the right to conduct any “Phase II” environmental assessments or to otherwise perform any invasive testing or work (such as the collection of soil or water samples or other tests involving the penetration of the surface or subsurface of the Property or of any components of the property improvements) (“Invasive Work”) without the prior written approval of Seller, which approval may be withheld in Seller’s sole and absolute discretion (except as hereinafter provided) and may, if granted, be conditioned upon such precautions as Seller deems advisable to protect itself and the Property.  If, however, Buyer obtains an ASTM Phase I environmental study performed by a reputable consultant that concludes a Phase II environmental study of any Site (or aspects thereof) needs to be performed, and as a result Buyer desires to have a Phase II performed, Buyer will provide written notice to Seller (the “Phase II Notice”) following its receipt of such ASTM Phase I environmental study.  If Buyer provides a Phase II Notice, Buyer will thereafter promptly provide to Seller, for Seller’s review, comment and written approval prior to the performance of any work at the Site relating to such Phase II, a written request for approval accompanied by (i) Buyer’s agreement with Buyer’s environmental consultant for the performance of the Phase II, (ii) the detailed scope of work such consultant proposes to perform for such Phase II, including without limitation the details of any entry upon and activities to be performed by or for such consultant at or about the Site, (iii) a copy of Buyer’s ASTM Phase I environmental study containing the recommendation for the Phase II, and (iv) an insurance certificate from Buyer’s consultant evidencing that such consultant will be providing Seller and the other Seller Parties with liability insurance protection not less than is required under Section 2.3(c) of this Agreement with respect to the Phase II.  Upon receipt of the foregoing, Seller shall promptly review and shall not unreasonably withhold its approval to such request.  Buyer will pay all costs and expenses incurred by Buyer and Buyer’s consultants in connection with the Phase II.  Upon request by Seller, Buyer will provide a copy of the completed Phase II report to Seller.  The parties agree that the performance of a “Phase I” Environmental Site Assessment pursuant to ASTM protocol and/or any indoor air quality sampling or radon testing that, in any case, does not entail any penetration of the surface of the Property or collection of any soil or water samples, does not constitute Invasive Work.

(c)           Buyer will maintain commercial general liability insurance with a financially responsible insurance company covering liabilities arising from the activities of Buyer and all Buyer Parties in, upon, about or with respect to the Property and Buyer’s indemnification obligations under this Agreement.  Such insurance policy must have limits of at least $1,000,000 per occurrence and $5,000,000 aggregate (which limits may include applicable excess or umbrella coverage).  Buyer’s policy must insure the contractual liability of Buyer’s indemnification and defense obligations under this Agreement and must (i) name Seller, the applicable Tenant and the other Seller Parties as additional insureds with respect to all matters arising out of or relating to the activities of Buyer or any other Buyer Parties in, upon, about or with respect to the Property, (ii) contain a cross-liability provision, and (iii) be primary and noncontributing with any other insurance available to Seller, any applicable Tenant and the other Seller Parties.  Buyer must provide Seller with evidence of such insurance coverage prior to any entry upon or inspection of the Property.

(d)           Buyer will pay all costs incurred in connection with Buyer’s due diligence activities regarding the Property, will promptly repair and restore any damage caused to the Property by such activities so that the Property is repaired and restored to substantially the same condition as it was in immediately prior to such damage, and will not permit any mechanics or other liens to be filed against the Property as a result of such activities.  BUYER WILL INDEMNIFY, DEFEND AND HOLD THE SELLER PARTIES HARMLESS FROM AND AGAINST ANY CLAIMS ARISING OUT OF ANY ACTIVITIES OF THE BUYER PARTIES IN, UPON OR ABOUT THE PROPERTY PRIOR TO CLOSING; PROVIDED, HOWEVER, THAT BUYER WILL NOT BE RESPONSIBLE FOR INDEMNIFYING SELLER FOR THE MERE DISCOVERY OF ANY PRE-EXISTING ADVERSE CONDITION ON THE PROPERTY (ENVIRONMENTAL OR OTHERWISE) OR FOR CLAIMS TO THE EXTENT CAUSED

SOLELY BY SELLER’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  Buyer’s indemnity and insurance obligations under this Article 2 are not limited by the liquidated damages provisions contained in Article 6.  The provisions of this Section will survive the Closing or any earlier termination of this Agreement.

Section 2.4.           AS-IS SALE.  BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (A) SUBJECT TO THE EXPRESS TERMS AND PROVISIONS OF THIS AGREEMENT AND THE CLOSING DOCUMENTS, SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY “AS IS, WHERE IS AND WITH ALL FAULTS” AND (B) EXCEPT FOR SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, BUYER IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY SELLER PARTY AS TO ANY MATTER CONCERNING OR RELATING TO THE PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, HABITABILITY, MERCHANTABILITY, FITNESS, USE, OPERATION, VALUE, MARKETABILITY, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTY OR ANY ASPECT OR PORTION THEREOF (INCLUDING WITHOUT LIMITATION STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, COMMUNICATION, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, SOILS, GEOLOGY, GROUNDWATER AND INTERNAL AIR QUALITY); (II) THE DIMENSIONS OR LOT SIZE OF THE REAL PROPERTY OR THE SQUARE FOOTAGE OF THE IMPROVEMENTS THEREON OR OF ANY TENANT’S OR OCCUPANT’S SPACE THEREIN OR COMMON AREAS THEREOF; (III) THE DEVELOPMENT OR INCOME POTENTIAL, OR RIGHTS OF OR RELATING TO, THE PROPERTY, OR THE SUITABILITY, VALUE, ADEQUACY, OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE; (IV) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON THE USE OF THE PROPERTY; (V) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL AUTHORITY OR OF ANY OTHER PERSON OR ENTITY (INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT); (VI) THE ABILITY OF BUYER TO OBTAIN ANY NECESSARY GOVERNMENTAL APPROVALS, LICENSES OR PERMITS FOR THE CURRENT USE OR BUYER’S INTENDED USE, DEVELOPMENT OR REDEVELOPMENT OF THE PROPERTY; (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS OR OTHER HAZARDOUS CONDITIONS ON, IN, UNDER, ABOVE OR ABOUT THE PROPERTY, ANY PART THEREOF, OR ANY ADJOINING OR NEIGHBORING PROPERTIES; (VIII) THE QUALITY OF ANY LABOR OR MATERIALS USED IN ANY IMPROVEMENTS; (IX) THE CONDITION OF TITLE TO THE PROPERTY; (X) ANY LEASES OR ANY CONTRACTS OR OTHER AGREEMENTS AFFECTING THE PROPERTY OR THE INTENTIONS OF ANY PERSON WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASES, CONTRACTS OR AGREEMENTS WITH RESPECT TO THE PROPERTY OR ANY PORTION THEREOF; (XI) THE ECONOMICS OF, OR THE INCOME AND EXPENSES, REVENUE OR EXPENSE PROJECTIONS OR OTHER FINANCIAL MATTERS RELATING TO, THE OWNERSHIP OR OPERATION OF THE PROPERTY; OR (XII) THE LOAN, THE LOAN DOCUMENTS, THE LENDER, OR THE WILLINGNESS OF LENDER TO PROVIDE THE LOAN ASSUMPTION APPROVAL.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER

ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, BUYER IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF SELLER, ANY OTHER SELLER PARTY, OR ANY AGENT OR BROKER OF SELLER, WHETHER IMPLIED, PRESUMED OR EXPRESSLY PROVIDED AT LAW OR OTHERWISE, OR ARISING BY VIRTUE OF ANY STATUTE, COMMON LAW OR OTHER RIGHT OR REMEDY IN FAVOR OF BUYER.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER IS UNDER NO DUTY TO MAKE ANY INQUIRY REGARDING ANY MATTER THAT MAY OR MAY NOT BE KNOWN TO SELLER, ANY OTHER SELLER PARTY, OR ANY OTHER AGENT OR BROKER OF SELLER.

IF BUYER PURCHASES THE PROPERTY, ANY REPORTS, REPAIRS OR WORK REQUIRED OF OR BY BUYER FOLLOWING THE CLOSING ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO BUYER EITHER BEFORE OR AFTER CLOSING TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTY OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER OR GOVERNMENTAL AUTHORITY; PROVIDED, HOWEVER, THE FOREGOING ACKNOWLEDGMENT SHALL NOT IMPAIR OR RESTRICT BUYER’S RIGHTS AND REMEDIES FOR SELLER’S BREACH OF ANY OF THE EXPRESS TERMS AND PROVISIONS OF THIS AGREEMENT AND THE CLOSING DOCUMENTS.  BUYER IS SOLELY RESPONSIBLE FOR OBTAINING THE ISSUANCE OR RE-ISSUANCE OF ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF THE PROPERTY OR ANY PORTION THEREOF AND FOR ANY IMPROVEMENTS, REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER’S SOLE COST AND EXPENSE.

THE PROVISIONS OF THIS SECTION WILL SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

Section 2.5.           Release.  Without limiting the provisions of Section 2.4, but subject to all of the express rights and remedies reserved to Buyer in this Agreement and the other Closing Documents, Buyer, for itself, the other Buyer Parties, and any assignee of Buyer’s interests under this Agreement, waives all rights to recover from, and forever releases, discharges and covenants not to sue, Seller and the other Seller Parties with respect to any and all Claims that Buyer may have against Seller or the other Seller Parties related to the Property or any part thereof, whether direct or indirect, known or unknown, foreseen or unforeseen, that may exist or arise on account of or in any way be connected with the Property (including without limitation the physical, operational, environmental, and structural condition of the Property) or any law or regulation applicable thereto, including without limitation any such Claims or other matters relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about the Property; provided, however, the foregoing release does not extend to Lender.  Buyer assumes the risk that Buyer’s investigations of the Property may not reveal all aspects and conditions of the Property.  Buyer acknowledges and agrees that: (a) Buyer is an experienced and knowledgeable purchaser of real property; (b) Buyer expressly accepts and fully understands the limitations of liability contained in this Agreement; and (c) the limitations contained in this Agreement are reasonable.  Buyer acknowledges and agrees that Seller has agreed to enter into this Agreement in consideration for and in reliance upon the limitations of liability contained in this Agreement, that the Purchase Price is based in part on such limitations of liability, and that Seller would not have agreed to execute this Agreement or sell the Property to Buyer on terms that did not include such limitations of liability.

THE WAIVERS AND RELEASES CONTAINED IN SECTIONS 2.4 AND 2.5 EXTEND TO ALL CLAIMS OF ANY NATURE AND KIND WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR NOT SUSPECTED, AND, TO THE FULLEST EXTENT PERMISSIBLE BY APPLICABLE LAW, BUYER WAIVES ANY PROVISIONS OF APPLICABLE LAW THAT OTHERWISE MAY LIMIT OR PROHIBIT SUCH WAIVERS AND RELEASES.  THE PROVISIONS OF THIS SECTION WILL SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

ARTICLE 3
OPERATION OF THE PROPERTY; CASUALTY AND CONDEMNATION

Section 3.1.                                Operation of the Property.  Between the Effective Date and the Closing Date, Seller shall continue to operate and maintain the Property in the ordinary course of business consistent with Seller’s past practices.  Without limiting the foregoing, Seller will (a) maintain (or use commercially reasonable efforts to cause each Tenant to maintain, as appropriate) its respective Site in substantially the same condition as existed on the Effective Date, subject to reasonable wear and tear and any damage or destruction by Casualty, Condemnation (both as defined below), or other causes or events beyond the reasonable control of Seller; (b) maintain (or use commercially reasonable efforts to cause each Tenant to maintain, as appropriate) all existing or required insurance with respect to each Site; and (c) use commercially reasonable efforts to comply with all of its obligations under all Leases, Contracts, Related Agreements, Legal Requirements and Permitted Exceptions in all material respects.

Section 3.2.                                Amendments to Property Agreements.  Except as provided in Section 3.3 below, Seller shall obtain Buyer’s approval prior to entering into any new agreement affecting the Property or any amendment to or termination of any Lease, Loan Document or Related Agreement or otherwise exercising any rights or remedies under any Lease (including, without limitation, before applying or drawing down on any security deposit or letter of credit for any Lease), Loan Document or Related Agreement, provided that (i) if Buyer fails to either give or expressly refuse such consent within five (5) Business Days of receiving the written request from Seller, such consent shall conclusively be deemed to have been given; and (ii) Buyer’s consent (x) may not be unreasonably withheld, conditioned or delayed with respect to any of the foregoing acts that is proposed not later than five (5) Business Days prior to the expiration of the Diligence Period; and (y) may be granted or withheld in Buyer’s sole discretion with respect to any such amendment or termination that is proposed between the date which is five (5) Business Days prior to the expiration of the Diligence Period and Closing; provided, further, if any act for which Seller is obligated to seek Buyer’s consent under this Section 3.2 is required under the applicable underlying document, then Buyer’s consent shall not be unreasonably withheld, conditioned or delayed regardless of when such consent is requested. Notwithstanding anything to the contrary contained in this Agreement, Buyer acknowledges and agrees that the Related Agreement for the lease with the Town of Bethlehem Industrial Development Agency for the parcel of land described in Exhibit A-14 and the improvements located thereon expired by its own terms on December 31, 2018, hereby consents to Seller acquiring fee title to the land and improvements constituting such Property as contemplated by such Related Agreement, and acknowledges and agrees that, upon Seller acquiring fee title to the land and improvements constituting such Property, the Site described in Exhibit A-14 shall no longer be a “TIF Site” hereunder.

Section 3.3.                                Contracts.

(a)                                 Any Contracts existing on the Effective Date will be provided to Buyer as a part of the Seller Deliveries for Buyer’s review during the Diligence Period.  Seller shall obtain Buyer’s approval prior to entering into any new service contracts, maintenance contracts, site equipment leases, and like contracts and agreements affecting the Property or any amendment to or termination of any Contract unless the same is being entered into in the ordinary course of business and such Contract or other agreement will not extend beyond the Closing or is terminable upon not more than thirty (30) days’ notice without payment of any fee or penalty.

(b)                                 Not later than the expiration of the Diligence Period, Buyer will deliver a written notice to Seller setting forth which, if any, of the Contracts Buyer elects to have Seller terminate.  Seller will deliver notices of termination prior to or at Closing terminating those Contracts that Buyer so timely notifies Seller to terminate, and Seller will be responsible for any termination penalties or fees associated with the termination of such Contracts.  At Closing, Seller will assign to Buyer, to the extent assignable, and Buyer will assume, all remaining Contracts for each Site pursuant to the General Assignment described in Section 5.3 below.  Any amounts paid or payable under any Contracts being assigned to Buyer will be appropriately prorated between the Parties at Closing. Notwithstanding the foregoing, if any Contracts that are in effect on the Effective Date are not terminable without cause or penalty upon thirty (30) days’ or less notice, Seller will have no obligation to terminate such non-terminable Contracts, and at Closing Buyer will accept the assignment of such non-terminable Contracts.

(c)                                  Seller will cause all property management agreements and/or leasing brokerage or commission agreements to which Seller is a party to be terminated with respect to the Property effective as of the Closing Date, and Seller will be solely responsible for any termination fees or other payments due under any such terminated agreements.  This Section 3.3 shall survive the Closing.

Section 3.4.                                Cooperation.  If Closing occurs, from and after Closing, Buyer and Seller shall cooperate with each other and use commercially reasonable efforts to deliver such documents contemplated by this Agreement or take such ministerial acts, at no material cost to the acting party, reasonably requested by the other in connection with this Agreement and the Closing.  This Section 3.4 shall survive the Closing for a period of six (6) months.

Section 3.5.                                Casualty.  If any of the Property is damaged or destroyed by one or more fires or other casualty events (“Casualty”) prior to Closing, Seller will provide prompt written notice to Buyer of such Casualty.  If the applicable Site is “materially damaged or destroyed” (as defined below) by such Casualty, Buyer may terminate this Agreement by written notice given to Seller within ten (10) Business Days after Buyer receives notice of the occurrence of such Casualty (and, if applicable, the Closing Date shall automatically be extended until the date which is five (5) Business Days following the expiration of such ten-Business Day period).  If Buyer so terminates this Agreement, then Escrow Agent will return the Deposit to Buyer and neither Party will have any further rights or obligations under this Agreement except for Obligations Surviving Termination.  If Buyer does not so terminate this Agreement, or if the applicable Site is not deemed “materially damaged or destroyed,” Buyer will remain bound to purchase the Property for the full Purchase Price pursuant to the terms of this Agreement, without regard to the occurrence or effects of the Casualty; provided that (a) if a Tenant is responsible under its Lease for insuring a Site suffering a Casualty, then at Closing Seller will assign to Buyer Seller’s interest in the property insurance proceeds payable to Seller (if any) under such Tenant’s insurance for the restoration of the physical damage to such Site, or (b) if

Seller is responsible under the applicable Lease for insuring a Site suffering a Casualty, then at Closing Seller will provide Buyer with a credit against the Purchase Price equal to the amount of the property insurance proceeds that would be payable to Seller (if any) under Seller’s insurance for the repair of the physical damage to such Site, plus any deductible amount applicable thereto, up to (but not to exceed) the allocated Purchase Price amount for such Site, and net of any costs and expenses reasonably incurred by Seller prior to Closing in connection with the Casualty.  For purposes of this Section, a Site shall be deemed “materially damaged or destroyed” if (i) the aggregate estimated repair cost for the Site suffering such Casualty is greater than ten percent (10%) of the Purchase Price allocated to such Site (as specified on Schedule A for such Site); (ii) if the Tenant is responsible under the Lease for insuring such Site suffering a Casualty but the landlord (rather than such Tenant) is responsible under such Lease for performing the repair or restoration of such Site, and (x) the insurance proceeds amount that would be assigned to Buyer on account of any property insurance as provided above for such Site (together with any contribution required to be made by the Tenant) is not reasonably sufficient to fund any repairs Buyer would be required to make to return such Site to the condition required by the Lease, and (y) Seller does not agree (in Seller’s sole and absolute discretion) to pay or credit Buyer for the anticipated shortfall; (iii) if Seller is responsible under the Lease for insuring and restoring a Site suffering a Casualty but (x) the insurance proceeds amount (including applicable deductible) that would be credited to Buyer as provided above for such Site is not reasonably sufficient to fund any repairs Buyer would be required to pay for or make to return such Site to a condition as good as existed immediately prior to the Casualty, and (y) Seller does not agree (in Seller’s sole and absolute discretion) to pay or credit Buyer for the anticipated shortfall; (iv) any Tenant has the express right to terminate its Lease as a result of the Casualty affecting such Tenant’s Site, unless irrevocably waived in writing by such Tenant, or (v) any Tenant having the right to permanently or temporarily abate or offset rent under its applicable Lease, and Seller does not agree (in Seller’s sole and absolute discretion) to pay or credit to Buyer an amount sufficient, as determined by Seller and Buyer in the exercise of their commercially reasonable business judgment, to offset such abated or offset rent.

Section 3.6.                                Condemnation.  If any condemnation proceedings are instituted, or notice of any condemnation or intent to condemn is given, with respect to all or any portion of the Real Property (a “Condemnation”) prior to Closing, Seller will provide prompt written notice to Buyer of such Condemnation.  If the Condemnation will result in a “material and adverse effect” (as defined below) to a Site, Buyer may terminate this Agreement by written notice given to Seller within ten (10) Business Days after the date Buyer receives notice of such Condemnation (and, if applicable, the Closing Date shall automatically be extended until the date which is five (5) Business Days following the expiration of such ten-Business Day period).  If Buyer so terminates this Agreement, then Escrow Agent will return the Deposit to Buyer and neither Party will have any further rights or obligations under this Agreement except for Obligations Surviving Termination.  If Buyer does not so terminate this Agreement, or if a Condemnation will not result in a “material and adverse effect” to the affected Site, Buyer will remain bound to purchase the Property for the full Purchase Price pursuant to the terms of this Agreement, without regard to the occurrence or effect of the Condemnation; provided that at Closing Seller will assign to Buyer Seller’s interest in the award(s) payable to Seller on account of the Condemnation (if any), but net of any costs and expenses reasonably incurred by Seller prior to Closing in connection with the Condemnation.  For purposes of this Section, “material and adverse effect” means (a) a permanent reduction in the rentable square footage of any Improvements resulting from the Condemnation, (b) a permanent reduction in the parking spaces at any Site below the number of parking spaces required by applicable zoning or other requirements, (c) any material loss of access to any Site, (d) if Seller is responsible under the Lease for restoring a Site suffering a Condemnation but (i) the condemnation award proceeds that would be assigned to Buyer as provided above for such Site are not reasonably sufficient to fund any restoration Buyer would be required to make to return the Real Property of such Site to a lawful operating condition, and (ii) Seller does not agree (in Seller’s sole and absolute discretion) to pay or credit Buyer for the anticipated shortfall; or (e) any Tenant having the express right to terminate its Lease as a result of the Condemnation affecting such Tenant’s Site, unless irrevocably waived in writing by such Tenant.

Section 3.7.                                Excluded Sites.  Notwithstanding anything contained in this Agreement to the contrary, if any Site shall be affected by a Casualty or Condemnation that would give Buyer the right to terminate this Agreement, then Buyer shall have the right to designate the Site affected by such Casualty or Condemnation as an “Excluded Site” in a written notice delivered to Seller within ten (10) Business Days following receipt of written notice from Seller of the applicable Casualty or Condemnation. If Buyer designates any Site as an Excluded Site in accordance with this Section 3.7, then (a) this Agreement will terminate with respect to such Excluded Site only and such Excluded Site shall not be considered part of the Property for purposes of this Agreement (other than with respect to any Obligations Surviving Termination); (b) the Purchase Price shall be reduced by the amount of the Purchase Price allocated to such Excluded Site on Schedule A for such Excluded Site; (c) neither Seller nor Buyer shall have any liability hereunder with respect to such Excluded Property, except for any Obligations Surviving Termination; and (d) the parties shall proceed with the Closing on all of the Property (excluding such Excluded Site) under all of the other terms and provisions of this Agreement.  Notwithstanding anything contained in this Section 3.7 to the contrary, in no event shall Buyer have the right to designate more than two (2) Sites as Excluded Sites.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.1.                                Representations and Warranties of Seller.  Subject to the information disclosed by the Diligence Materials, Title Commitment and Survey that were delivered or made available to Buyer not later than two (2) Business Days prior to the expiration of the Diligence Period, Seller makes the following representations and warranties to Buyer as of the Effective Date and (except as may be disclosed in writing to Buyer after the Effective Date) again as of the Closing Date (as if first made on and as of the Closing Date, except as may have been otherwise so disclosed in writing to Buyer):

(a)                                 Seller is duly organized and validly existing and in good standing under the laws of its state of formation; and subject to Section 1.6 above, the execution, delivery and performance of this Agreement and all Closing Documents to be executed and delivered by Seller pursuant to this Agreement are within the organizational power of Seller and have been or will prior to Closing be duly authorized.

(b)                                 Seller has not filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors or suffered the appointment of a receiver to take possession of the Property.

(c)                                  There are no actions or proceedings pending or, to Seller’s knowledge, threatened against Seller that Seller reasonably expects would affect the validity or enforceability of this Agreement or any of the Closing Documents to be executed and delivered by Seller pursuant to this Agreement.

(d)                                 This Agreement constitutes, and each Closing Document executed by Seller will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws and equitable principles affecting rights of creditors generally.

(e)                                  To Seller’s knowledge, there are no leases to which Seller is a party that will bind or encumber any Site following Closing, other than the Lease for such Site (and if applicable, any Related Agreement that constitutes a lease agreement).

(f)                                   Except as may be set forth on Schedule A for the respective Site, Seller has not received written notice of any currently pending or threatened Condemnation of all or any portion of the Property.

(g)                                  Except as may be set forth on Schedule A for the respective Site, Seller has not received written notice of any litigation that is currently pending or threatened against Seller with respect to the Property, except as may be the responsibility of a Tenant under that Tenant’s Lease.

(h)                                 Except as may be set forth on Schedule A for the respective Site, there are no leasing commissions or tenant improvement costs or allowances payable or that could become payable with regard to the current term of any Lease.

(i)                                     Except as may be set forth in the Leases or any document recorded against the Property, Seller has not granted any option or right of first refusal to any party to acquire Seller’s ownership interest in any portion of the Property.

(j)                                    Schedule A-1 for the Ruskin Site sets forth a complete list of all Loan Documents.  The copies of the Loan Documents delivered to Buyer are complete and accurate copies of such Loan Documents.  Seller has not received written notice of any existing default or breach by Seller under the Loan Documents, and to Seller’s knowledge there is no existing or uncured default or breach, and no facts or circumstances currently exist that, with the passage of time or the giving of notice, or both, would constitute a default or breach, by Seller under the Loan Documents.

(k)                                 The copies of the Leases delivered to Buyer are complete and accurate copies of the Leases in Seller’s files that Seller relies upon in connection with its ownership and operation of each Site.  To Seller’s knowledge, such Leases constitute the entire agreement between Seller and the applicable Tenant regarding such Tenant’s lease and occupancy of such Site.  Seller has not given or received written notice of any existing default or breach under any Lease, which breach or default has not been cured.  Seller has not given or received written notice of, and, except as set forth in Schedule A, Seller has no knowledge of, any facts or circumstances currently existing that, with the passage of time, could reasonably be expected to constitute a material default or breach under any Lease.  Schedule A for each respective Site, identifies any security deposit, letter of credit or other form of security currently held by Seller under the Lease with respect to such Site.

(l)                                     Schedule A for each respective Site sets forth a complete list of all Related Agreements applicable to such Site.  The Joplin TIF Agreements and the Saint Louis TIF Agreements include all of the agreements in effect as of the Effective Date with respect to the subject matter thereof.  The copies of the Related Agreements delivered to Buyer are complete and accurate copies of the Related Agreements in Seller’s files that Seller relies upon in connection with its ownership and operation of each Site.  Seller has not received nor given written notice of any existing default or breach under the Related Agreements which breach or default has not been cured.  To Seller’s knowledge, except as set forth on Schedule A for each respective Site, no facts or circumstances currently exist that, with the passage of time or the giving of notice, or both, could reasonably be expected to constitute a material default or breach under any Related Agreement.

(m)                             The copies of the Contacts delivered to Buyer are complete and accurate copies of the Contracts in Seller’s files.  Seller has not received nor given written notice of any existing default or breach under any Contract which breach or default has not been cured.

(n)                                 To Seller’s knowledge, except for the Contracts, the Leases, the Loan Documents (as to the Ruskin Site only), the Related Agreements and the Permitted Exceptions, from and after the Closing, neither Buyer nor the Property will be bound by any other material agreements or contracts entered into by Seller with respect to the Property or any portion thereof.

(o)                                 Seller has not received any written notice alleging any violation by it or any Site of any applicable Legal Requirements or Permitted Exceptions which violation has not been cured.

For purposes of this Agreement and any Closing Documents, whenever the phrases “to the best of Seller’s knowledge”, or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of the representative(s) of Seller with the responsibility for directly overseeing the management and operations of the Property.  Such individual(s) will have no personal liability under this Agreement or otherwise with respect to the Property.

Section 4.2.                                Representations and Warranties of Buyer.  Buyer makes the following representations and warranties to Seller as of the Effective Date and (except as may be disclosed in writing to Seller after the Effective Date) again as of the Closing Date:

(a)                                 Buyer is duly organized and validly existing and in good standing under the laws of its state of formation and, to the extent legally required to do so, is or will prior to Closing be duly qualified to transact business in each State in which the Property is located; and the execution, delivery and performance of this Agreement and all Closing Documents to be executed and delivered by Buyer pursuant to this Agreement are within the organizational power of Buyer and have been or will prior to Closing be duly authorized.

(b)                                 Buyer has not filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors or suffered the appointment of a receiver to take possession of any of Buyer’s property.  As of the Closing Date, Buyer will have sufficient funds to pay the Purchase Price and consummate the transactions contemplated by this Agreement.

(c)                                  There are no actions or proceedings pending or, to Buyer’s knowledge, threatened against Buyer that Buyer reasonably expects would affect the validity or enforceability of this Agreement or any of the Closing Documents to be executed and delivered by Buyer pursuant to this Agreement.

(d)                                 This Agreement constitutes, and each Closing Document executed by Buyer will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws and equitable principles affecting rights of creditors generally.

Section 4.3.                                OFAC and Source of Funds.  Buyer and Seller each represent and warrant to the other, and to Escrow Agent, that (a) such Party is not a Restricted Person; (b) such Party is not knowingly acting, directly or indirectly, for, on behalf of, or in conjunction with any Restricted Person and is not engaging in, instigating or facilitating this transaction for or on behalf of any Restricted Person; (c) such Party is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering; and (d) none of the funds of such Party to be utilized in this transaction have been or will be derived from any unlawful activity with the result that such Party, its funds, or the Property is subject to potential seizure, forfeiture or other such remedy or that this Agreement or the transactions hereunder are or will be in violation of any applicable laws or regulations.  Notwithstanding the foregoing, neither Seller nor Buyer is making any representation or warranty regarding any of its public shareholders under this Section 4.3.  The provisions of this Section 4.3 will survive the Closing (in this sole instance, without regard to the limitations contained in Section 4.5 but subject to any applicable statute of limitations) or any earlier termination of this Agreement.

Section 4.4.                                Inaccuracy Discovered Prior to Closing.  Neither Party may rely on any representation or warranty made by one Party (the “Maker”) to the other Party (the “Recipient”) in this Agreement or in any Closing Document to the extent that the Recipient has, receives or obtains actual knowledge prior to Closing that such representation or warranty was, is or has become inaccurate or incorrect in any respect (an “Inaccuracy”).  If either Party believes or determines prior to or at Closing that an Inaccuracy exists (regardless of which Party made the underlying representation or warranty), then such Party will promptly give written notice thereof to the other Party.  The Maker will have the right, but not the obligation, to cure any such Inaccuracy within five (5) Business Days of the Maker’s delivery or receipt of such notice (and if reasonably required, the Closing will be extended by no more than thirty (30) days to allow for such cure).  Regardless of whether such cure is attempted or effected by the Maker, the Recipient’s sole remedy with respect to an Inaccuracy that is actually known by the Recipient prior to Closing is to terminate this Agreement by giving the Maker written notice of the Recipient’s termination of this Agreement within five (5) Business Days following the end of the Maker’s five (5) Business Day cure period (but in any event, prior to the Closing); provided, however, that if both (a) the anticipated losses to the Recipient as a direct result of the Inaccuracy, as determined by Seller and Buyer in the exercise of their commercially reasonable business judgment (the “Anticipated Loss Amount”) is less than the greater of (i) Two Hundred Fifty Thousand Dollars ($250,000.00), or (ii) if the Inaccuracy primarily relates to a specific Site, two and one half percent (2.50%) of the allocated portion of the Purchase Price applicable to such Site, and (b) the Maker elects (in the Maker’s sole and absolute discretion) to pay or credit to the Recipient an amount equivalent to such Anticipated Loss Amount, then the sole and exclusive remedy of the Recipient for such Inaccuracy shall be to receive such Anticipated Loss Amount from the Maker at Closing.  If the Recipient terminates this Agreement pursuant to this Section 4.4, (1) Escrow Agent will return the Deposit to Buyer, regardless of whether Buyer is the Maker or the Recipient, and (2) neither Party will have any further rights or obligations under this Agreement except for Obligations Surviving Termination.  If the Recipient does not terminate this Agreement pursuant to this Section 4.4, the Recipient shall be conclusively deemed to have elected to waive the Inaccuracy and all effects or consequences thereof, and the Maker will have no liability whatsoever with respect to the Inaccuracy.  In furtherance of the foregoing, each Party agrees that the Maker will have no liability with respect to any representation or warranty to the extent that, prior to the Closing, the Recipient has, receives or obtains actual knowledge of an Inaccuracy (from whatever source, including without limitation from disclosure by or on behalf of the Maker) and the Recipient nevertheless proceeds to close the purchase or sale of the Property under this Agreement without availing itself of the termination remedy provided under this Section 4.4.  The provisions of this Section will survive the Closing or any earlier termination of this Agreement.

Section 4.5.                                Survival of Representations and Warranties.  Subject in all respects to Section 4.4, the representations and warranties made by each Party in this Agreement or any Closing Document will survive the Closing only until the date that is one hundred eighty (180) days following the Closing Date (the “Expiration Date”).  Any Claims for, relating to or arising from an Inaccuracy are limited in all respects to any actual damages the Recipient sustains from the Recipient’s reasonable reliance upon the representation or warranty prior to obtaining actual knowledge of the Inaccuracy.  In no event will either Party be liable to the other Party for any consequential, special or punitive damages suffered by a Party as a result of any Inaccuracy.  If an Inaccuracy is discovered after Closing and the Recipient desires to pursue any remedy against the Maker with respect to such Inaccuracy, then the Recipient must give the Maker a Claim Notice detailing the Inaccuracy upon or prior to the Expiration Date.  Any Claims that a Recipient might otherwise have or have had against a Maker with respect to any Inaccuracy, whether such Inaccuracy or such Claims are known or unknown, will not be valid or effective if a Claim Notice detailing the Inaccuracy has not been given to the Maker on or prior to the Expiration Date; provided, however, that if and to the extent that such delivery would violate applicable law, including, without limitation, Section 362 of Title 11 of the United Stated Code (the “Bankruptcy Code”), the Expiration Date as to any Claim so barred shall be deemed tolled and will not expire until thirty (30) days after a Claim Notice for such Claim may lawfully be delivered.  For the avoidance of doubt, except as provided in the immediately preceding sentence, following the Expiration Date, each Party shall be deemed to be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to the other Party (and to its other Buyer Parties or Seller Parties, as applicable) with respect to any Inaccuracy, known or unknown, not detailed in a Claim Notice delivered to the other Party on or prior to the Expiration Date.  Further, any Claims that either Party may have at any time against the other Party for any matter with respect to which a Claim Notice has been given to the other Party on or prior to the Expiration Date may be the subject of subsequent litigation brought by the claiming Party, but only if (a) such litigation is commenced against and duly served upon the other Party on or prior to the date that is ninety (90) days following the Expiration Date (the “Claim Bar Date”) provided, however, that if and to the extent that commencement or service of litigation would violate applicable law, including, without limitation, Section 362 of the Bankruptcy Code, the Claim Bar Date as to any Claim so impacted shall be deemed tolled and will not expire until thirty (30) days after commencement or service of litigation may lawfully occur or Buyer is otherwise able to pursue such Claim pursuant to the provisions of the Bankruptcy Code.  For the avoidance of doubt, following the Claim Bar Date, each Party shall be deemed to be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to the other Party (and to its other Buyer Parties or Seller Parties, as applicable) with respect to any Claim, known or unknown, except for any Claim for which both (a) a Claim Notice was given by the claiming Party to the other Party on or prior to the Expiration Date, and (b) litigation upon the Claim has been commenced by the claiming Party and duly served upon the other Party prior to or upon the Claim Bar Date.  This Section (and Sections 4.4 and 6.4) collectively provide the sole remedies of each Party with respect to any Inaccuracy and each Party expressly waives any other rights or remedies such Party might otherwise have at law or in equity with respect to any

Inaccuracy in any representation or warranty of the other Party.  The provisions of this Section will survive the Closing or any earlier termination of this Agreement.

ARTICLE 5
CLOSING, DELIVERIES AND PRORATIONS

Section 5.1.                                Closing.

(a)                                 The Closing and the delivery of all items to be delivered by the Parties at the Closing will be performed through an escrow closing conducted by Escrow Agent on the Closing Date.  Except as may otherwise be expressly provided in this Agreement, the Closing Date may not be accelerated or extended without the prior written approval of both Seller and Buyer.

(b)                                 Notwithstanding anything contained in this Agreement to the contrary, if the Loan Assumption Approval has not been obtained in accordance with Section 5.1(a) on or before the date which is five (5) Business Days prior to the Closing Date, then either Seller or Buyer may extend the Closing with respect to the Ruskin Site only (the “Ruskin Closing”) to the date which is five (5) Business Days following the Parties’ receipt of the Loan Assumption Approval (the “Ruskin Closing Date”) by giving written notice thereof to the other Party on or before the date that is five (5) Business Days prior to the Closing Date.  If either Seller or Buyer elects to extend the Ruskin Closing to the Ruskin Closing Date as aforesaid, then (i) the Closing with respect to the balance of the Property (other than the Ruskin Site) shall occur on the Closing Date, (ii) the Purchase Price to be paid by Seller to Buyer at the Closing shall be reduced by the amount of the Allocated Purchase Price for the Ruskin Site on Schedule A-1 (the “Ruskin Allocated Purchase Price”), (iii) the Escrow Agent shall retain and continue to hold the amount of Six Million One Hundred Eighty Thousand and 00/100ths Dollars ($6,180,000.00) (together with interest earned thereon, the “Ruskin Allocated Deposit”) from the Deposit to be credited to Purchaser and paid to Seller at the Ruskin Closing.  Following the Closing, (X) the Ruskin Site shall continue to be subject to all of the terms and provisions of this Agreement and (Y) all references in this Agreement to the Closing, the Closing Date, the Deposit and the Purchase Price shall mean, with respect to the Ruskin Site, the Ruskin Closing, the Ruskin Closing Date, the Ruskin Allocated Deposit and the Ruskin Allocated Purchase Price, respectively.  For the avoidance of doubt, if Buyer elects to extend the Ruskin Closing to the Ruskin Closing Date in accordance with this Section 5.1(b), then, following the Closing, neither Party shall have any right to terminate or otherwise rescind this Agreement or unwind the Closing with respect to the balance of the Property for which the Closing has occurred.

Section 5.2.                                Estoppel Certificates.

(a)                                 Within ten (10) Business Days following the Effective Date, Seller will request from each Tenant, and use commercially reasonable efforts to obtain and provide to Buyer at least three (3) Business Days prior to the Closing Date, an estoppel certificate (each, a “Tenant Estoppel Certificate” and collectively, the “Tenant Estoppel Certificates”) in the form attached hereto as Exhibit G or otherwise in a form and substance reasonably acceptable to Buyer.  Notwithstanding the foregoing, (i) if a form of estoppel certificate is attached to or otherwise specified by a Lease or if it is the policy of a Tenant that a particular form of estoppel certificate be used, and such form is consistent with the requirements of such Tenant’s Lease, that form shall be deemed acceptable to Buyer for that Lease and (ii) a Tenant Estoppel Certificate shall not be considered to be reasonably satisfactory to Buyer if it contains any information or statements that are both materially inconsistent with the information set forth in the Leases and materially adverse to Buyer or if it alleges any monetary default, any material non-monetary default or any facts or circumstances which, with the giving of notice and/or the passage of time, could reasonably be expected to result in a monetary default or a material non-monetary default under the applicable Lease (unless such facts or circumstances alleging any monetary default or non-monetary default by Seller are remedied by Seller to the applicable Tenant’s satisfaction prior to Closing); provided, however, Buyer shall have no basis to reject a Tenant Estoppel Certificate based upon any information or statement therein to the extent the facts underlying such information or statement were known to Buyer prior to the expiration of the Due Diligence Period, including, without limitation, any information contained in the Seller Deliveries or in the exceptions to Seller’s representations and warranties set forth in Schedules A-1 through A-18, inclusive.  If Buyer desires that the Tenant Estoppel Certificates expressly be addressed to an intended assignee of Buyer and/or any specific lender of Buyer, Buyer will notify Seller in writing of the names of such entities not later than five (5) Business Days following the Effective Date; otherwise, the Tenant Estoppel Certificates shall be addressed to Buyer, its successors and assigns, and any lender of Buyer; provided, however, the Tenant Estoppel Certificate for the Ruskin Site shall be addressed to the Lender.  A Tenant Estoppel Certificate shall be deemed approved in the form received from the Tenant if Buyer has not given written objection thereto to Seller prior to the earlier of (i) three (3) Business Days after receipt by Buyer, or (ii) the Closing Date.  If a Tenant Estoppel Certificate has not been obtained from each Tenant and provided to Buyer at least three (3) Business Days prior to the Closing Date, Seller and Buyer may extend the Closing Date for a period not to exceed thirty (30) days in the aggregate (by written notice of extension delivered to the other not later than two (2) Business Days prior to the then-scheduled Closing Date) for the purpose of obtaining the Tenant Estoppel Certificates.  If the Closing Date is not so extended or if the Closing Date is so extended but all the Tenant Estoppel Certificates have not been obtained and provided to Buyer at least three (3) Business Days prior to the extended Closing Date, Buyer will have the option, as its sole and exclusive remedy, to either (X) terminate this Agreement by written notice of termination delivered to Seller prior to or upon such extended Closing Date, or (Y) proceed to Closing as scheduled without receiving the missing Tenant Estoppel Certificate(s).

(b)                                 Seller will request from each fee owner of a TIF Site, and use commercially reasonably efforts to obtain and provide to Buyer at least three (3) Business Days prior to the Closing Date, an estoppel certificate from the fee owner of each TIF Site (each, a “TIF Estoppel Certificate” and collectively, the “TIF Estoppel Certificates”) in a form and substance reasonably satisfactory to Buyer.  Any inability of Seller to obtain a TIF Estoppel Certificate from any fee owner of a TIF Site shall not be deemed a breach or default by Seller under this Agreement. Notwithstanding the foregoing, if any TIF Estoppel Certificate contains any information or statements that are both materially inconsistent with the information set forth in the corresponding Related Agreements and materially adverse to Buyer, or if it alleges any monetary default of Seller, any material non-monetary default of Seller or any facts or circumstances which, with the giving of notice and/or the passage of time, could reasonably be expected to result in a monetary default of Seller or a material non-monetary default of Seller, Buyer will have the option, as its sole and exclusive remedy, to either (X) terminate this Agreement by written notice of termination delivered to Seller prior to or upon such extended Closing Date, or (Y) proceed to Closing as scheduled without any adjustment to the Purchase Price); provided, however, Buyer shall have no basis to terminate this Agreement based upon any information or statement in a TIF Estoppel Certificate to the extent the facts underlying such information or statement were known to Buyer prior to the expiration of the Due Diligence Period, including, without limitation, any information contained in the Seller Deliveries or in the exceptions to Seller’s representations and warranties set forth in Schedules A-1 through A-18, inclusive.

(c)                                  Buyer’s obligation to proceed with Closing is conditioned upon all Tenant Estoppel Certificates being dated not more than sixty (60) days prior to the originally scheduled Closing Date (i.e., the date first set forth Closing hereunder prior to any extension of the Closing Date for any reason).  If any Tenant Estoppel Certificate is dated more than sixty (60) days prior to the originally scheduled Closing Date, Seller shall use commercially reasonable efforts to obtain either (i) a new Tenant Estoppel Certificate from the applicable tenant in the same form and substance as previously approved (or deemed approved) by Buyer, or (ii) a bring down letter from the applicable Tenant confirming that all statements set forth in its corresponding Tenant Estoppel Certificate remain true and correct.  Seller may extend the Closing Date for up to thirty (30) days (by written notice of extension delivered to Buyer and Escrow Agent) for the purpose of obtaining current Tenant Estoppel Certificates or bring down letters, as applicable.  If Seller does not so extend the Closing Date or if Seller so extends the Closing Date but all the current Tenant Estoppel Certificates or bring down letters have not been obtained and delivered to Buyer at least three (3) Business Days prior to extended Closing Date, Buyer will have the option, as its sole and exclusive remedy, to either (1) terminate this Agreement by written notice of termination delivered to Seller and Escrow Agent prior to or upon such extended Closing Date, or (2) proceed to Closing as scheduled without receiving the missing updated estoppel certificates or bring down letters.

(d)                                 Without limiting any of the other terms or provisions of this Agreement, Buyer’s obligation to purchase the Property is conditioned upon none of the Tenants being the subject of a voluntary bankruptcy case, filing or petition.  If the foregoing condition is not satisfied as of the Closing Date, then Buyer will have the option, as its sole and exclusive remedy, to either (i) terminate this Agreement by written notice of termination delivered to Seller and Escrow Agent prior to or upon such Closing Date, or (ii) proceed to Closing as scheduled.

(e)                                  If this Agreement is terminated pursuant to this Section 5.2, Escrow Agent will return the Deposit to Buyer and thereafter the Parties will have no further rights or obligations under this Agreement except for Obligations Surviving Termination.  Buyer’s receipt of the Tenant Estoppel Certificates (or updated estoppel certificates or bring down letters) as provided above is a condition precedent to Buyer’s obligation to close escrow under this Agreement, but any inability of Seller to obtain a Tenant Estoppel Certificate from any Tenant (or updated estoppel certificates or bring down letters) shall not be deemed a breach or default by Seller under this Agreement.

Section 5.3.                                Closing Documents.

(a)                                 On or before the Closing Date, Seller will deposit the following into escrow with respect to each Site (as applicable), with all documents having been duly executed and, if to be recorded, acknowledged by Seller:

(i)                                     a Special Warranty Deed (or the state-specific counterpart thereof) in the form attached hereto as Exhibit B (the “Deed”);

(ii)                                  a Bill of Sale in the form attached hereto as Exhibit C (the “Bill of Sale”);

(iii)                               an Assignment and Assumption of Lease in the form attached hereto as Exhibit D (the “Assignment of Lease”);

(iv)                              an Assignment of Contracts and Intangible Property in the form attached hereto as Exhibit E (the “General Assignment”);

(v)                                 such documents as may reasonably be required to effectuate the transfer, assignment and assumption, as appropriate, of the Related Agreements between Seller and Buyer, all in form and substance reasonably acceptable to Seller and Buyer (the “Related Agreement Assignments”);

(vi)                              intentionally omitted;

(vii)                           all documents required of Seller by the Loan Assumption Approval to effectuate the assignment to, and assumption by, Buyer of the Loan;

(viii)                        the closing settlement statement showing all prorations, adjustments and other closing costs provided for under this Agreement, including, without limitation, those contained in Section 5.4 and Section 5.6 of this Agreement (the “Settlement Statement”);

(ix)                              such disclosures and reports (including tax reporting and withholding certificates) as are required of Seller by applicable state and local law in connection with the conveyance of the Property;

(x)                                 a notice to be given to the Tenant stating that the Site has been sold to Buyer and that, after the Closing, all rents should be paid to or as directed by Buyer;

(xi)                              a confirmation pursuant to Section 1445(b)(2) of the Code that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code;

(xii)                           Seller’s “owner’s affidavit” or comparable assurance to Title Company regarding work performed, parties in possession, so-called “gap” exceptions against acts of Seller only, and other matters as may customarily be required by Title Company, in a form reasonably acceptable to Seller and Title Company; and

(xiii)                        such other documents as may be specifically required under this Agreement, and such other customary documents as are necessary and appropriate to effect the Closing and are reasonably acceptable to Seller.

(b)                                 On or before the Closing Date, Buyer will deposit the following into escrow with respect to each Site (as applicable), with all documents having been duly executed and, if to be recorded, acknowledged by Buyer:

(i)                                     the Purchase Price, less the amount of the Deposit and the principal amount of the Loan being assumed by Buyer, and as adjusted and reflected in the Settlement Statement;

(ii)                                  counterparts of the Bill of Sale, the Assignment of Lease, the General Assignment, the Related Agreement Assignments and the Settlement Statement;

(iii)                               intentionally omitted;

(iv)                              all documents required of Buyer by the Loan Assumption Approval to effectuate the assignment to, and assumption by, Buyer of the Loan;

(v)                                 such disclosures and reports (including tax reporting and withholding certificates) as are required of Buyer by applicable state and local law in connection with the conveyance of the Property; and

(vi)                              such other documents as may be specifically required under this Agreement, and such other customary documents as are necessary and appropriate to effect the Closing and are reasonably acceptable to Buyer.

(c)                                  The Parties agree that the form documents attached as exhibits to this Agreement are acceptable to accomplish the conveyances contemplated by this Agreement.  The consummation of the Closing shall be deemed to be a full performance and discharge of every obligation on the part of each Party to be performed under this Agreement, other than those that are specifically stated in this Agreement to survive the Closing.

Section 5.4.                                Prorations.  Items of income and expense relating to the Property will be adjusted between Seller and Buyer for each Site, on a Site-by-Site basis, as provided below.  Closing Date prorations will be made as of 12:01 A.M. local time at each Site on the day of Closing as if Buyer was the owner of the Property for the entire Closing Date.

(a)                                 Base rents, and any estimate or impound payments for common area maintenance charges, insurance, Real Estate Taxes or other expenses related to the Property paid by the Tenant to Seller under the Lease (collectively, “Rents”) for the month of Closing will be prorated as of the Closing Date to the extent such Rents have been collected by Seller.

(b)                                 Real Estate Taxes due and payable in the calendar year of Closing will be prorated as of the Closing Date except to the extent directly payable or reimbursed in not more than semi-annual lump sums by a Tenant under its Lease.  Due adjustment will be made for any unapplied impound amounts for Real Estate Taxes that may be credited at Closing by Seller to Buyer.  If the Closing occurs before the tax rate for a Site is fixed for the then current year, the apportionment of Real Estate Taxes for that Site will be made on the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation of that Site, subject to reconciliation in accordance with Section 5.4(j) once the actual Real Estate Taxes for such period are known.

(c)                                  Interest payable under the Loan will be prorated as of the Closing Date, with Buyer being responsible for interest accruing on and after the Closing Date and Seller being responsible for interest accruing prior to the Closing Date.  Seller will receive a credit from Buyer at Closing for the amount of any impounds, escrows, reserves, or similar funds held by Lender in connection with the Loan which are not refunded or to be refunded to Seller in connection with Buyer’s assumption of the Loan, and Seller will assign to Buyer all of Seller’s right, title and interest in and to such transferred impounds, escrows, reserves, or similar funds.

(d)                                 All other items of income and expense for each Site which are customarily prorated between sellers and buyers of similar properties, including but not limited to any utility charges, maintenance charges, and charges under any Contracts (to the extent assumed by Buyer pursuant to this Agreement), Related Agreements, or Permitted Exceptions (but excluding any such items paid or payable directly by any Tenant under its Lease to parties other than Seller), will be prorated as of the Closing Date.  For any utilities that are in the name of Seller, Buyer and Seller will cooperate to arrange for final utility readings as close to the Closing Date as possible and the issuance of a final bill to Seller, with Buyer being designated the billing party in lieu of Seller from and after the Closing Date.  Seller will be entitled to receive and retain any deposits of Seller held by utility companies with respect to the Property.

(e)                                  If any Site or aspects thereof are operated by Seller such that Seller is collecting estimated or impound amounts for Real Estate Taxes, operating expenses, or other costs and expenses related to the ownership, use or operation of such Site (“Site Expense”), the Parties will pursue a reconciliation of such Site Expense as provided below in this Section.  As between Seller and Buyer, Seller will compute any Site Expense reconciliations that may be necessary under the Lease to determine whether an Underpayment or Overpayment (both as defined below) exists with respect to Seller’s period of ownership in the year of Closing for the respective Site.  To the extent available at Closing, Seller will provide such reconciliations (and reasonable supporting information) to Buyer. If Seller’s reconciliations determine that any amounts were “overpaid” by the Tenant of the Site during Seller’s period of ownership in the year of Closing (an “Overpayment”), Seller will credit Buyer the net aggregate amount (if any) of such Overpayment at Closing.  If Seller’s reconciliations determine that any amounts were “underpaid” by the Tenant of the Site during Seller’s period of ownership in the year of Closing (an “Underpayment”), then Buyer shall remit the amount of such Underpayment to Seller promptly following Buyer’s receipt of such Underpayment from the applicable Tenant.  If not available at Closing, Seller will provide such reconciliations (and reasonable supporting information) to Buyer for such Site within ninety (90) days after Closing; and unless Buyer reasonably objects thereto within (30) days of their receipt, thereupon Seller will pay to Buyer the amount of any Overpayment set forth therein, or Buyer will pay to Seller the amount of any Underpayment set forth therein promptly following Buyer’s collection of the same from Tenant, in each case as may be indicated by such reconciliations for such Site (net of any amount that may have been estimated or determined by Seller and Buyer and paid or credited for such purpose at Closing).  For clarity, “overpaid” as used above means the Tenant made Site Expense payments to Seller during Seller’s period of ownership of the subject Site in the year of Closing (“Collections”) in excess of the actual amounts properly accrued or expended by Seller for such Site Expense during such period, and “underpaid” means that the Site Expense amount for the Tenant during such period exceeded the Collections amount for the Tenant of such Site during such period.  Buyer will be responsible for preparing and providing any final full-year Site Expense reconciliations required to be provided to any Tenant pursuant to its Lease and for settling any adjustments required with such Tenant as a result of such reconciliations (provided, that Buyer may utilize and rely upon the reconciliations and supporting information received from Seller for such purpose).

(f)                                   Unless otherwise directed by a Tenant in writing, all Rents collected from Tenants following the Closing will be applied first to Rents accrued for the month in which the Closing Date occurred, then to delinquent Rents accrued post-Closing, and finally to delinquent rents accrued pre-Closing, in each case in inverse order of maturity.  From and after the Closing, Buyer shall use commercially reasonable efforts to collect any delinquent Rents owed to Seller and, provided that Buyer is discharging such efforts in good faith, Seller will not take any action to collect any delinquent Rents owed to it. Notwithstanding the foregoing, Buyer shall have no obligation to institute any litigation against or evict any Tenant in connection with such efforts.

(g)                                  If, after Closing, (i) Seller receives any Rents or other amounts from any Tenant, Seller will hold such amounts in trust and promptly remit the same to Buyer for application in accordance with this Section 5.4 or (ii) Buyer receives any Rents that properly belong to Seller in accordance with this Section 5.4, Buyer will hold such amounts in trust and promptly remit the same to Seller.

(h)                                 If a net amount is owed by Seller to Buyer pursuant to this Section 5.4, such amount shall be credited against the Purchase Price at the Closing.  If a net amount is owed by Buyer to Seller pursuant to this Section 5.4, such amount shall be paid together with the Purchase Price at the Closing.

(i)                                     Seller will supply all information reasonably required to calculate the prorations contemplated by this Section to Escrow Agent and Buyer (including, without limitation, a year-to-date general ledger, excluding balance sheet accounts, a tenant receivables ledger and such other reasonable and customary back-up information as may be reasonably requested by Buyer and in Seller’s possession or control) for each Site not later than five (5) Business Days prior to the Closing Date.  The Parties will cooperate in the review and finalization of such prorations for Closing.  The Purchase Price, prorations and any other credits and adjustments will be reflected on the Settlement Statement.

(j)                                    If, following the Closing, either Party discovers any errors in or omissions from the prorations as set forth on the Settlement Statement, the Parties shall make such adjustments and reconciliations as are necessary to correct such errors or omissions; provided, however, the Party seeking such adjustment must send written notice thereof to the other Party on or before the first anniversary of the Closing Date.

(k)                                 The provisions of this Section 5.4 that by their terms are to occur after Closing will survive the Closing.

Section 5.5.                                Security Deposits.  Seller will pay to Buyer, as a credit against the Purchase Price, the amount of any cash security deposit being held by Seller pursuant to any Lease and not yet refunded to the related Tenant or applied pursuant to such Lease.  With respect to any security deposit that is held in the form of a letter of credit, Seller shall deliver to Buyer at the Closing the original letter of credit together with such original transfer and assignment documentation as may be necessary for Buyer to thereafter effect the transfer of the letter of credit to Buyer and Seller shall provide Buyer with a credit at the Closing for any fees or expenses charged by the issuing banks with respect to such transfers (unless such fees and expenses are to be paid by a Tenant pursuant to its applicable Lease, in which case Buyer shall collect such amount from such Tenant).  Furthermore, upon Buyer’s request, Seller shall administer any such letters of credit on behalf of Buyer until such time as the letters of credit are transferred to Buyer, and Buyer shall reimburse Seller for any reasonable costs or expenses incurred by Seller in administrating any such letters of credit at Buyer’s request.  This Section 5.5 will survive the Closing.

Section 5.6.                                Closing Costs.  At Closing, Seller will pay (a) the costs of releasing any financing liens or other encumbrances that are required to be released by Seller and of recording such releases; (b) one-half of the reasonable fees and costs due Escrow Agent for its escrow services under this Agreement; (c) the title insurance costs and charges for standard coverage for the Title Policies for the Sites in each applicable state to the extent Seller is responsible for the same as set forth on Schedule 5.6; (d) any state, county or local documentary or real estate transfer taxes for the Sites in each applicable state to the extent Seller is responsible for the same as set forth on Schedule 5.6; and (e) all other costs this Agreement expressly requires Seller to pay.  At Closing, Buyer will pay (i) the title insurance costs and charges for standard coverage for the Title Policies for the Sites in each applicable state to the extent Buyer is responsible for the same as set forth on Schedule 5.6; (ii) all title insurance costs and charges for extended coverage, title endorsements, lender policies or other coverage requested by Buyer; (iii) the cost of any new or updated Survey obtained by Buyer;

(iv) the cost of recording the Deeds and any other Closing Documents; (v) any state, county or local documentary or real estate transfer taxes for the Sites in each applicable state to the extent Buyer is responsible for the same as set forth on Schedule 5.6; (vi) one-half of the reasonable fees and costs due Escrow Agent for its escrow services under this Agreement; (vii) all unpaid Loan Assumption Costs; (viii) any Loan Assumption Fee (subject to the limitations set forth in Section 1.5(c)); and (ix) all other costs this Agreement expressly requires Buyer to pay.  Except as otherwise expressly provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective transaction costs and expenses, including without limitation all expenses of legal counsel, accountants, and other advisors and consultants incurred at any time in connection with pursuing or consummating the transaction contemplated herein.  Any other closing costs and charges not specifically designated as the responsibility of either Party in this Agreement will be paid by the Parties with respect to each Site according to the usual and customary allocation/apportionment of such costs by Escrow Agent in the jurisdiction in which such Site is located.  The provisions of this Section 5.6 will survive the Closing or any earlier termination of this Agreement.

Section 5.7.                                Brokers.  The Parties acknowledge the involvement in this transaction of the “Broker” named as such in the Summary of Terms (“Broker”), whose commission if Closing occurs will be the responsibility of Seller pursuant to a separate agreement between Broker and Seller.  Except for the Broker, Buyer and Seller each state and confirm to the other that no broker, finder or comparable Person was utilized by it in arranging or bringing about this transaction and that there are no claims or rights for brokerage fees, commissions, finders’ fees, or comparable fees or compensation due to any other Person in connection with the transactions contemplated by this Agreement based on any dealings with it.  Seller will indemnify, defend and hold harmless Buyer from and against any claim for a commission, fee or other compensation due to Broker.  If any other Person asserts a claim for a commission, fee or other compensation based upon any contact, dealings or communication with Buyer or Seller, then the Party through whom such Person makes its claim will indemnify, defend and hold harmless the other Party from such claim and any and all costs, damages, liabilities or expenses (including without limitation, reasonable attorneys’ fees and disbursements) incurred by the other Party in connection with such claim.  This Section 5.7 is intended only to set forth the agreements of the Parties and in no event shall the Broker be deemed to be a third-party beneficiary of, or have any rights or obligations under, this Agreement.  The provisions of this Section 5.7 will survive the Closing or any earlier termination of this Agreement.

Section 5.8.                                Withholding Amounts.  Any amounts that Buyer is required or responsible for withholding under applicable Legal Requirements shall be escrowed with Escrow Agent at Closing pursuant to an escrow agreement in form and substance reasonably satisfactory to Buyer, Seller and Escrow Agent.  This Section 5.8 will survive the Closing.

Section 5.9.                                Bulk Sales Laws.  Seller and Buyer shall reasonably cooperate with one another to comply with any so-called “bulk sales laws” or similar laws (if any) applicable to the transactions contemplated under this Agreement.  Seller shall indemnify, defend and hold harmless Buyer from and against any taxes or penalties imposed upon Buyer as a result of Seller’s failure to comply with any so-called “bulk sales laws” or similar laws which are applicable to the transactions contemplated under this Agreement.  This Section 5.9 will survive the Closing.

Section 5.10.                         Allocation of Purchase Price.  Buyer and Seller acknowledge and agree that (a) the allocations of the Purchase Price for each Site are provided solely for the purposes of Sections 3.7 and 5.1 and for determining the transfer taxes and title insurance costs payable by the parties at the Closing and (b) that there is little or no Personal Property included within the Property and no portion of the Purchase Price will be allocated or attributable to Personal Property.

ARTICLE 6
DEFAULT; REMEDIES

Section 6.1.                                Default by Seller.  If Seller fails to perform any obligation of Seller under this Agreement prior to or at Closing and does not cure such failure (a) within one (1) Business Day after receipt of written notice from Buyer asserting such failure, if Seller fails to timely deliver Closing Documents or authorize Closing if and when required of Seller for Closing to occur under this Agreement, or (b) within ten (10) days after receipt of written notice from Buyer asserting such failure, if Seller fails to perform any other obligation of Seller (any such failure, if not cured within such period, being a “Seller Default”), then Buyer will elect by giving written notice to Seller and Escrow Agent after the occurrence of such Seller Default, as Buyer’s sole and exclusive remedy against Seller, either to (i) terminate this Agreement, in which event Buyer shall receive a return of the Deposit, Seller will reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement (which obligation shall survive such termination), provided, however, in no event shall such reimbursement exceed the Cost Reimbursement Cap, and, except for Obligations Surviving Termination, neither of the Parties will have any further liability or obligation under this Agreement, or (ii) to bring a suit for specific performance against Seller to compel Seller to convey the Property to Buyer as required under this Agreement; provided, however, in connection with any suit for specific performance, Buyer must (x) maintain the full Deposit in escrow until and during the pendency of such action, and (y) demonstrate to the court’s reasonable satisfaction that Buyer had the ability to fund on the Closing Date (and, upon any subsequent award of specific performance of such conveyance, will have the ability to fund) the balance of the Purchase Price. Buyer shall be deemed to have elected to terminate this Agreement (as provided in Subsection 6.1(i) above) if Buyer does not deliver to Seller written notice of Buyer’s intent to file a cause of action for specific performance against Seller on or before sixty (60) days after such Seller Default, or having timely given Seller such notice, fails to file and serve Seller with a lawsuit asserting such cause of action within sixty (60) days after such notice.

Section 6.2.                                Default by Buyer.  If Buyer fails to perform any obligation of Buyer under this Agreement prior to or at Closing and does not cure such failure (a) within one (1) Business Day after receipt of written notice from Seller asserting such failure, if Buyer (i) fails to timely pay or deposit any amount of money required to be paid or deposited by Buyer under this Agreement, or (ii) fails to timely deliver Closing Documents or authorize Closing if and when required of Buyer for Closing to occur under this Agreement, or (b) within ten (10) days after receipt of written notice from Seller asserting any such failure, if Buyer fails to perform any other obligation of Buyer (any such failure, if not cured within such period, being a “Buyer Default”), then Seller will be entitled, as Seller’s sole and exclusive remedy against Buyer, at law and/or in equity, to terminate this Agreement and receive the Deposit as Seller’s agreed and total liquidated damages by giving written notice of termination to Buyer and Escrow Agent after the occurrence of such Buyer Default.  Seller shall be responsible for allocating the Deposit among each Selling Entity.  The Parties have agreed that Seller’s actual damages in the event of a Buyer Default would be extremely difficult or impracticable to determine.  The Parties have therefore agreed that, considering all the facts and circumstances existing as of the Effective Date, the amount of the Deposit is a reasonable estimate of the damages that Seller would incur in the event of a Buyer Default.  Each Party specifically confirms the accuracy of the statements made above and the fact that each Party was represented by counsel who explained, at the time this Agreement was made, the consequences of this liquidated damages provision.

Section 6.3.                                Limitations on Liability.

(a)                                 Unless otherwise expressly stated in this Agreement, the provisions of Sections 6.1 and 6.2 above provide each Party’s sole remedies for any failure by the other Party to perform its respective obligations under this Agreement prior to or at Closing, but will not limit any rights or remedies that either Party may have for a breach or default by the other Party after Closing with respect to those provisions of this Agreement, or those provisions of the Closing Documents, that are expressly stated to survive Closing.  However, in no event will either Party be liable to the other Party for any consequential, indirect, special or punitive damages suffered by a Party as a result of any failure, breach or default, either before or after Closing, by the other Party under this Agreement or any of the Closing Documents, and each Party expressly waives any right to recover any such consequential, indirect, special or punitive damages caused to such Party by the other Party.

(b)                                 Notwithstanding anything to the contrary set forth in this Agreement or any of the Closing Documents, (i) Seller will have no liability whatsoever with respect to any Claims suffered or incurred by, asserted or assessed against, or imposed upon Buyer or any Buyer Party under or with respect to this Agreement, the Property, or any Closing Document, except to the extent (and only to the extent) that such Claims exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Threshold Amount”), in which event the entire amount of such Claims shall be recoverable from the first dollar (and not just to the extent they exceed the Threshold Amount); and (ii) in no event will the total aggregate liability of Seller and any Seller Parties for any or all Claims with respect to the entirety of the Property and the transactions contemplated by this Agreement and the Closing Documents exceed Nine Million Three Hundred Seventy-Nine Thousand Five Hundred and No/100 Dollars ($9,379,500.00) (the “Maximum Amount”).  Buyer shall not make any such Claims or deliver any such Claim Notice unless Buyer in good faith believes the Claims would exceed the Threshold Amount, and Buyer shall not seek or receive for such Claims any remedies or awards that individually or in the aggregate would exceed the Maximum Amount.  Notwithstanding anything contained in this Section 6.3(b) to the contrary, (X) the Threshold Amount and the Maximum Amount shall not apply to any Claims for a breach by any Seller Entity of any of its obligations under Sections 1.6, 5.4, 5.7, 5.9 and 7.5 of this Agreement, and any amounts owing or paid in connection with any such Claims shall not be considered for purposes of determining whether the Threshold Amount or Maximum Amount has been exceeded.

Section 6.4.                                Cole REIT Credit Support.  Cole REIT joins this Agreement for the sole purpose of providing credit support for certain obligations of Seller as, and only to the extent, set forth in this Section.  Cole REIT hereby agrees that, if Seller is obligated to make a payment to Buyer for (a) a Claim asserted by Buyer against Seller under Section 4.5 of this Agreement, or (b) a Claim asserted by Buyer against Seller after Closing for a breach by Seller of a covenant, agreement, indemnity or other obligation of Seller that is expressly provided to survive Closing under this Agreement, and, in either case, Seller fails to pay Buyer the amount determined to be Seller’s obligation to Buyer within thirty (30) days after the final determination of Seller’s responsibility for such Claim (either item (a) or (b) above being a “Section 6.4 Claim”), then within ten (10) Business Days of receiving a written demand therefor from Buyer (given to Cole REIT in care of Seller at the notice addresses specified for Seller in this Agreement), Cole REIT shall cause Seller’s obligations under the Agreement to be satisfied by paying or causing Seller to pay, in Cole REIT’s sole discretion, the amount of such Section 6.4 Claim to Buyer, provided that the aggregate liability of Cole REIT for all Claims under this Section shall not exceed the Maximum Amount, except with respect to Claims excluded therefrom pursuant to the last sentence of Section 6.3(b).  Cole REIT’s obligations under this Section 6.4 shall commence at Closing and expire on the date that is the latest to occur of (i) the Expiration Date, (ii) if any Claim is properly asserted by Buyer against Seller prior to the Expiration Date, the Claim Bar Date, or (iii) if any action is properly filed by Buyer against Seller prior to the Claim Bar Date, final resolution of such action, in each case subject to any extension or tolling of the Expiration Date or the Claim Bar Date as provided for in Section 4.5.  Cole REIT’s obligations under this Section 6.4 shall not be diminished or impaired by the bankruptcy of any Seller Entity or any Seller Entity’s inability to pay any Claim it would otherwise owe to Buyer.  Cole REIT represents that each Seller Entity is an indirect subsidiary of Cole REIT, that Cole REIT expects to realize a material benefit from the Closing of the transactions contemplated hereby and that this Section 6.4 constitutes, the legal, valid and binding obligation of Cole REIT, enforceable against Cole REIT in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws and equitable principles affecting rights of creditors generally.

Section 6.5.           Survival.  The terms, provisions and limitations of this Article 6 will survive the Closing or any earlier termination of this Agreement.

ARTICLE 7
MISCELLANEOUS

Section 7.1.           Notices.  Any notices required or permitted to be given under this Agreement must be given in writing and delivered to the recipient’s notice address as provided in this Agreement either (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next Business Day delivery and provides a delivery confirmation to the sender, or (d) by email; provided, that any emailed notice purporting to either terminate this Agreement or provide notice of an asserted failure, breach or default by the other Party must be followed by a hard copy thereof given within one (1) Business Day thereafter that is delivered in accordance with one of the preceding subsections (a)-(c), unless receipt of such hard copy is expressly waived by a reply email from the recipient Party in response to such notice email.  The notice addresses for the Parties are as set forth in the Summary of Terms.  Either Party may specify a different or additional domestic (United States) notice address for itself as such Party may from time to time desire by giving notice thereof in writing as provided above to the other Party.  If sent by email, a notice shall be deemed given upon the date when such email is transmitted by the sending Party to the receiving Party’s notice address, and shall be deemed received on that same date unless such notice is transmitted by the sender after 5:00 p.m. local time in Phoenix, Arizona, in which case receipt by the receiving Party shall be deemed to be upon the next Business Day.  If personally delivered, a notice shall be deemed given and received upon the date of such delivery.  If sent by overnight courier service, a notice shall be deemed given upon the date of deposit with such courier and deemed received upon the date of delivery or refusal of delivery at the notice address.  If sent by certified mail, a notice shall be deemed given and received on the fourth Business Day after deposit into the US Mail.  Notices from or signed by the legal counsel for a Party will be equally effective as a notice from such Party itself.

Section 7.2.           Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto and the Closing Documents, contains all agreements, representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the Parties with respect to the purchase and sale of the Property.  All Exhibits and Schedules to this Agreement (including, without limitation, any Closing Documents) are fully incorporated as a part of this Agreement.  Any prior correspondence, memoranda, letters of intent, or other agreements between the Parties, including without limitation any oral or written statements made by the Seller Parties or the Buyer Parties, are not binding on or enforceable against either Party, and are entirely superseded and replaced by this Agreement.

Section 7.3.           Confidentiality.  Seller will be providing certain Confidential Information in connection with Buyer’s evaluation of the transaction and the Property during the term of this Agreement, and Buyer will obtain additional Confidential Information pursuant to Buyer’s due diligence investigations of and regarding the Property and Tenants.  Buyer agrees to keep the Confidential Information strictly confidential and shall not disclose, permit the disclosure of, release, disseminate or transfer, whether written or orally or by any other means, such Confidential Information, in whole or in part, in any manner; provided, however, that the Buyer Parties may make such limited disclosures to and among the Buyer Parties as may reasonably be required in connection with Buyer’s evaluation of the Property.  Buyer agrees that the other Buyer Parties must be informed by Buyer of the confidential nature of the Confidential Information and must be required by Buyer to treat the Confidential Information in confidence as required under this Agreement.  Buyer will be responsible for ensuring the compliance of all Buyer Parties with the terms of this Agreement.  Buyer will take all appropriate measures to safeguard the confidentiality and avoid any disclosure of Confidential Information to any unauthorized Person by Buyer or the Buyer Parties.  No license is granted, directly or indirectly, to any of the Confidential Information.  If this Agreement is terminated prior to Closing, then except as provided in Section 2.1(c) above, Buyer will destroy, and cause each of the Buyer Parties to destroy, all materials containing Confidential Information.  Notwithstanding the foregoing, (a) to the extent required by a Buyer Party’s customary internal policies or other legal requirements applicable to such Buyer Party, such Buyer Party may retain a copy of Confidential Information solely to satisfy such requirements, provided that such Buyer Party must otherwise strictly maintain the confidentiality thereof; (b) a Buyer Party may disclose Confidential Information to the extent required to be disclosed pursuant to court order,  subpoena or other legal requirements, but only after such Buyer Party has notified Seller of any request, court order or subpoena seeking or requiring disclosure of Confidential Information and has given Seller the reasonable opportunity to appeal or challenge the same; and (c) a Buyer Party may disclose Confidential Information in any action to enforce its rights under this Agreement.  Buyer agrees that money damages would not be a sufficient remedy for any breach of the confidentiality provisions of this Agreement by Buyer or any Buyer Parties and Seller will be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  The confidentiality covenants and obligations set forth in this Agreement will survive for a period of one (1) year after (i) any termination of this Agreement prior to Closing, as to all Confidential Information, or (ii) the Closing, but only as to Confidential Information relating to Seller or any Seller Parties and not as to Confidential Information relating to the Property. For clarity, the foregoing provisions shall not limit or preclude disclosures regarding this Agreement that are expressly permitted pursuant to Section 7.20 below.

Section 7.4.           Time.  Time is of the essence in the performance of each of the Parties’ respective obligations under this Agreement; provided, however, that if a deadline or date for performance, or for the giving or receipt of a notice, falls on a day that is not a Business Day, such deadline or date shall be deemed extended to the next Business Day.

Section 7.5.           Attorneys’ Fees.  In addition to the remedies provided in Article 6 above, if there is any litigation, action or other proceeding between the Parties (“Action”) to enforce any provisions or rights arising under or in connection with this Agreement or the Closing Documents, the Party that is determined to have prevailed in such Action will also be entitled to an award against the non-prevailing Party for all costs and expenses, including but not limited to reasonable attorneys’ fees, reasonably incurred by the prevailing Party in connection with the prosecution or defense of such Action. The provisions of this Section will survive the Closing or any earlier termination of this Agreement.

Section 7.6.           Merger of Obligations.  Obligations that are expressly provided in this Agreement to survive or be performed after the Closing will not merge with the transfer of legal title to the Property but will remain in effect until fulfilled; all other obligations of the Parties will merge with and be extinguished upon the transfer of legal title to the Real Property to Buyer at Closing.

Section 7.7.           Assignment.  Subject to the provisions of this Section, Buyer may, by written notice given to Seller not less than five (5) Business Days prior to the Closing, assign Buyer’s right to receive the conveyance of any Site or Sites under this Agreement to one or more wholly-owned subsidiaries of Buyer.  Buyer’s rights and obligations under this Agreement are not otherwise transferable, assignable or delegable, directly or indirectly, without the prior written consent of Seller, which consent may be given or withheld in Seller’s sole and absolute discretion.  No transfer, assignment or delegation (to a wholly-owned subsidiary or otherwise) shall be deemed to release, diminish or otherwise affect the obligations of the original Buyer under this Agreement, including the original Buyer’s obligations to pay the Purchase Price at Closing and to indemnify Seller and the other Seller Parties in accordance with the terms hereof; and any such wholly-owned subsidiary (or other approved transferee, assignee or delegee) must expressly agree for the benefit of Seller and the Seller Parties to assume such obligations and that the conveyance of the Property to such party will be subject to all of the terms, provisions, conditions and limitations set forth in this Agreement to the same extent as if such party was the original Buyer executing this Agreement. Any attempted transfer, assignment or delegation by Buyer in contravention of this Section will be null and void.  Subject to the limitations described herein, this Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

Section 7.8.           1031 Exchange.  Each Party may structure its acquisition or sale, as applicable, as part of a like-kind exchange under Section 1031 of the Code.  Each Party will reasonably cooperate with the other (at no cost or liability to the cooperating Party) in effectuating such a like-kind exchange, including signing such documents as may be reasonably and customarily necessary to acknowledge such exchange; provided, however, that (a) the Closing will not be delayed thereby, (b) the exchanging Party will not be released from any liability or obligation under this Agreement, and (c) the cooperating Party will not incur any additional liability or undertake any additional obligation as a result of any such like-kind exchange.  The Party employing the like-kind exchange structure will pay all costs and expenses associated with effectuating such exchange.

Section 7.9.           Governing Law; Jurisdiction and Venue.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS TO REAL PROPERTY MATTERS DIRECTLY RELATED TO A SINGLE INDIVIDUAL SITE AND WHICH MUST NECESSARILY BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE RESPECTIVE REAL PROPERTY OF SUCH SITE IS LOCATED (the “Property State”), WHICH MATTERS AS TO A SPECIFIC SITE WILL BE GOVERNED BY THE LAW OF THE RESPECTIVE PROPERTY STATE FOR SUCH SITE.  For the purposes of any suit, action or proceeding involving this Agreement, each Party expressly submits to the jurisdiction of all federal and state courts sitting in the State of Arizona or the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and each Party agrees that such courts will have jurisdiction over any such suit, action or proceeding commenced by any Party.  Each Party irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of Arizona or the Commonwealth of Massachusetts and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  The foregoing provisions are not intended to establish the State of Arizona or the Commonwealth of Massachusetts as the exclusive forum for any suit, action or proceeding involving this Agreement, but merely to establish the consent and agreement of each Party to such non-exclusive jurisdiction and venue in the event of any contest or dispute over such matters.

Section 7.10.        Waiver of Trial by Jury.  TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, EACH PARTY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT, ANY OF THE CLOSING DOCUMENTS, THE PROPERTY, OR ANY CLAIMS OR ACTIONS PERTAINING TO ANY OF THE FOREGOING.

Section 7.11.        Interpretation of Agreement.  The Article, Section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained in this Agreement.  Where the context so requires, (a) the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter; (b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (c) the words “including” and “include” and other words of similar import will be deemed to be followed by the phrase “without limitation.”  All monetary amounts expressed in “dollars” or designated by a “$”, “USD” or “US$” symbol or abbreviation refer to a monetary amount payable within the United States in the current lawful, dollar-denominated official currency of the United States of America.  The terms and provisions of this Agreement represent the result of negotiations by the Parties, and each Party has been represented by counsel of, and to the extent of, such Party’s own choosing, and neither Party has acted under any duress or compulsion, whether legal, economic or otherwise.  Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each waive the application of any rule of law that might otherwise be applicable that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party that prepared (or whose attorney prepared) the executed Agreement or any earlier draft of this Agreement or the provision in question.

Section 7.12.        Amendments; No Waiver.  No modification, waiver, amendment or discharge of or under this Agreement will be valid unless contained in a writing signed by the Party against whom enforcement is sought.  No waiver by Seller or Buyer of a breach of any of the terms, covenants or conditions of this Agreement will be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition contained in this Agreement.

Section 7.13.        No Recording.  Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer or any Buyer Party.  Any such recording of this

Agreement or a memorandum or short form hereof by Buyer or any Buyer Party will constitute an immediate Buyer Default under this Agreement, and in addition to Seller’s other remedies therefor, Seller may conclusively establish the complete release and removal of such recorded document simply by recording a copy of this provision of this Agreement.  Notwithstanding anything contained in this Section 7.13 to the contrary, Buyer shall have the right to file a lis pendens against the Property in connection with a suit for specific performance in accordance with Section 6.1.

Section 7.14.        No Third Party Beneficiary.  Except as may be expressly stated herein, the provisions of this Agreement do not and are not intended to benefit any third parties.

Section 7.15.        Severability.  If, in any action to enforce this Agreement, any one or more of the covenants, agreements, conditions, provisions, or terms of this Agreement is, in any respect or to any extent (in whole or in part), held to be invalid, illegal or unenforceable for any reason, all remaining portions thereof that are not so held, and all other covenants, agreements, conditions, provisions, and terms of this Agreement, will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.

Section 7.16.        Drafts Not an Offer.  The submission of a draft of this Agreement by one Party to another is not intended by either Party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property.  The Parties will not be legally bound in any manner with respect to a purchase and sale of the Property unless and until each of Seller and Buyer have duly executed and delivered this Agreement.

Section 7.17.        Consent Standards.  Unless expressly provided otherwise in this Agreement, any consent, determination, election or approval required to be obtained, or permitted to be given, by or on behalf of either Party under this Agreement will be given, withheld or made (as the case may be) by such Party in the exercise of such Party’s commercially reasonable discretion and within a commercially reasonable period of time.

Section 7.18.        Counterparts; Signatures.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same Agreement.  Signatures to this Agreement sent by email (including “.pdf”), or delivered by other electronic means will be valid and effective to bind the Party so signing.  Each Party agrees to promptly deliver a “hard copy” of this Agreement bearing such Party’s original manual ink signature to the other Party upon request, but a failure to do so will not affect the enforceability of this Agreement.

Section 7.19.        Intentionally Omitted.

Section 7.20.        Permitted Disclosures.  Notwithstanding anything contained in this Agreement to the contrary, neither Seller nor Buyer may publicly disclose the transactions contemplated by this Agreement and the terms and conditions hereof without the other Party’s prior approval, agreement or consent, not to be unreasonably withheld, conditioned or delayed, unless: (a) such Party reasonably determines, in consultation with its legal counsel, that such disclosure, including, without limitation, any filing by such Party or its affiliates with the Securities and Exchange Commission (the “SEC”), is required by applicable law or regulation; or (b) such proposed disclosure is subsequent to the initial press release and Current Report on Form 8-K (or any amendment thereto containing any financial statements or pro forma financial information as may be required by SEC rules and regulations) filed by each Party after the execution of this Agreement (the “Initial Disclosures”), is consistent with such Party’s standard practices in connection with filings by such Party or its Affiliates with the SEC or any stock exchange rule applicable to such Party or its Affiliates, and does not include material information regarding the Transaction or the Parties thereto that was not disclosed as a part of such Party’s Initial Disclosures.  For clarity, the Parties confirm that the foregoing shall apply to public disclosures and the foregoing shall not prevent a Party from making necessary or appropriate non-public disclosures of information to its respective Buyer Parties or Seller Parties, including without limitation to its respective lenders, underwriters, prospective underwriters, placement agents and prospective placement agents which are advised of the confidentiality of the information disclosed.  Notwithstanding the foregoing, each of the Parties hereby consents to the filing of the text of this Agreement with the SEC, with all Schedules and Exhibits thereto omitted to the extent permitted under SEC rules and regulations, and acknowledges that such filing shall be part of the Initial Disclosures.  This Section 7.20 shall survive the Closing.

Section 7.21.        SEC Filing Information.  In order to enable Buyer to comply with certain reporting requirements of the SEC, including without limitation SEC Rule 3-14 of Regulation S-X, Seller agrees to provide Buyer and its representatives, upon Buyer’s written request, information relating to Seller’s ownership and operation of each Site, including without limitation Seller’s most current operating statements relating to the financial operation of each Site for the current partial and immediately preceding full fiscal year (collectively, the “SEC Filing Information”).  Seller will cooperate in providing the SEC Filing Information and answering questions with respect thereto, at Buyer’s sole cost and expense, as they arise. The provisions of this Section shall survive Closing for a period of six (6) months.

Section 7.22.        Allocation of Liability.  Subject to liabilities of any Party which this Agreement otherwise explicitly allocates to the contrary, it is expressly understood and agreed that, as between Buyer and Seller, (a) Seller shall be liable to third parties for any and all Claims asserted by such third parties and arising out of events, contractual obligations, acts, or omissions of Seller that occurred in connection with the ownership or operation of the Property prior to the Closing, and (b) Buyer shall be liable to third parties for any and all Claims asserted by such third parties and arising out of events, contractual obligations, acts, or omissions of Buyer that occur in connection with the ownership or operation of the Property after the Closing.  The provisions of this Section 7.22 shall survive the Closing.

Section 7.23.        Statement of Limited Liability.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING BUYER, DATED SEPTEMBER 15, 2017, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BUYER.  ALL PERSONS DEALING WITH BUYER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF BUYER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 7.24.        State-Specific Provisions.

(a)           As to the Sites located in the State of Florida, Seller hereby notifies Buyer that Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon testing may be obtained from your county health department.  The foregoing notification is provided pursuant to Section 404.056(6) of the Florida Statutes.

(b)           As to Sites located in the State of South Carolina, Seller and Buyer both hereby acknowledge and agree that the Closing shall occur under the supervision of a lawyer licensed to practice in South Carolina (who may be an employee or other representative of Escrow Agent) and in accordance with all requirements of South Carolina law.

[SIGNATURES COMMENCE ON THE NEXT PAGE]

IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date.

BUYER:

INDUSTRIAL LOGISTICS PROPERTIES TRUST,

a Maryland real estate investment trust

By:	/s/ John G. Murray
John G. Murray
President

SELLER:

VEREIT ID RUSKIN FL, LLC,

ARCP ID UNION OH, LLC,

ARCP ID PETERSBURG VA, LLC,

VEREIT ID ST. LOUIS MO, LLC,

ARCP CR LEBANON IN, LLC,

ARCP ID LONDONDERRY NH, LLC,

ARCP ID COLUMBUS OH, LLC,

COLE ID SIOUX FALLS SD, LLC,

ARCP ID FRANKLIN IN, LLC,

ARCP FE LAS VEGAS NV, LLC,

ARCP ID JOPLIN MO, LLC,

ARCP FE JOHNSTOWN CO, LLC,

VEREIT ID GREER SC, LLC,

ARCP ID FEURA BUSH NY, LLC,

VEREIT ID GOSHEN IN, LLC,

ARCP ID ROCK HILL (MARINE) SC, LLC,

ARCP FE ST. JOSEPH MO, LLC,

ARCP FE FORT DODGE IA, LLC,

each, a Delaware limited liability company

By:                       Cole Corporate Income Management II, LLC,

a Delaware limited liability company

the Manager of each such entity

By:	/s/ Brian McGlynn
Name:	Brian McGlynn
Title:	Vice President

JOINDER BY COLE REIT

The undersigned joins in the execution of this Agreement to acknowledge its agreement to be bound by the provisions of Section 6.4 hereof.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.,
a Maryland corporation

By:	/s/ Nathan DeBacker
Nathan DeBacker
Chief Financial Officer and Treasurer

ESCROW AGENT’S ACCEPTANCE

The foregoing fully executed Agreement is accepted by the undersigned as the “Escrow Agent” under this Agreement this 14 day of February, 2019.  Escrow Agent accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Lesa Ferris
Name:	Lesa Ferris
Title:	Escrow Officer

EXHIBIT A-1

LEGAL DESCRIPTION OF THE RUSKIN, FL LAND

Lot 9, South Shore Corporate Park — Phase 1B, according to the map or plat thereof, as recorded in Plat Book 122, Page 45 through 51, of the Public Records of Hillsborough County, Florida.

EXHIBIT A-2

LEGAL DESCRIPTION OF THE UNION, OH LAND

Situated in the City of Union, County of Montgomery and State of Ohio, and known as being all of Lot Number 1 of the Union Global Airpark, Section One, as recorded in Plat Book 224, Page 14 of Montgomery County Records.

EXHIBIT A-3

LEGAL DESCRIPTION OF THE PETERSBURG, VA LAND

All of those lots or parcels of land located in Dinwiddie County, Virginia, and more particularly described as follows:

Situated, lying and being a parcel of land located in the Rohoic District, Dinwiddie County, Commonwealth of Virginia; said parcel or parcels being designated as “Parcel 1 112.0825 Acres” on that certain plat (“Plat”) entitled “Plat Showing The Consolidation And Division of Four Parcels of Land Forming Parcel 1, 112.085 Acres & Parcel 2, 5.000 Acres of Land Located North of U.S. Route 460, Airport Road, Rohoic District, Dinwiddie County, Virginia”, prepared by Timmons Group dated November 29, 2011, a copy of which is recorded simultaneously herewith as Instrument No. 11-0003255, and being more particularly described as follows:

Commencing at the intersection of the Western right-of-way line of the South bound lane on Interstate 85 and the southern right-of-way line of Norfolk & Western Railroad; Thence running along the southern right-of-way line Norfolk & Western Railroad in a westerly direction 1589 feet, plus or minus, to a rod set, said rod Being The True Point and Place of Beginning; Thence leaving said right-of-way line of Norfolk & Western Railroad South 47°55’47” East a distance of 581.52 feet to a rod set; Thence South 72°28’55” West a distance of 121.45 feet to a rod set; Thence South 35°48’56” West a distance of 892.29 feet to a rod set; Thence South 68°48’45” West a distance of 501.04 feet to a rod set; Thence South 39°50’11” West a distance of 436.43 feet to a rod set; Thence North 78°48’09” West a distance of 314.10 feet to a rod set; Thence South 56°3’32” West a distance of 107.48 feet to a rod set; Thence North 55°44’0” West a distance of 416.84 feet to a rod set; Thence North 44°33’43” West a distance 119.49 feet to a rod set; Thence North 81°27’12” West a distance of 26.69 feet to 25.32 rod set; Thence along a curve to the left having a radius of 1560.00 feet, a length of 192.43 feet, an interior angle of 07°4’3”, a chord bearing of North 05°07’44” East, a chord distance of 192.31 feet to a rod found; Thence North 88°24’17” West a distance of 120.00 fee to a rod found; Thence along a curve to the right having a radius of 1440.00 feet, a length of 189.41 feet, an interior angle of 07°32’11”, a chord bearing of South 05°21’48” West, a chord distance of 189.27 feet to a rod set; Thence North 76°23’26” West a distance of 700.70 feet to a rod set; Thence North 47°22’47” West a distance of 673.33 feet to a monument found; Thence North 83°03’41” West a distance of 937.73 feet to a monument found; Thence North 36°03’00” West a distance of 676.70 feet to a rod set, said rod lying on the southern right-of-way line of Norfolk & Western Railroad; Thence along said right-of-way line North 88°27’52” East a distance of 3499.41 feet to a rod found; Thence South 06°16’09” East a distance of 40.16 feet to a rod found; Thence South 89°59’51” East a distance of 927.25 feet to a rod set, said rod being true point and place of beginning and containing 112.085 acres of land, more or less.

EXHIBIT A-4

LEGAL DESCRIPTION OF THE ST. LOUIS, MO LAND

Re-Adjusted Lot 8

A tract of land being all of Adjusted Lot 8 and part of Lot 9 of NorthPark Plat Eight, a subdivision according to the plat thereof as recorded in Plat Book 362, Page 546 of the St. Louis County Records, located In U.S. Surveys 2476 and 3082, Township 46 North, Range 6 East of The Fifth Principal Meridian, Cities of Berkeley and Ferguson, St. Louis County, Missouri and being more particularly described as follows:

Beginning at the southwest corner of Lot 2A of the Boundary Adjustment Plat of Lots 1 and 2 of Spaeth Place, a subdivision according to the plat thereof as recorded in Plat Book 257, Page 68 of above said records, said point also being the westernmost corner of above said Adjusted Lot 8, said point also being located on the northeastern right-of-way line of North Hanley Road, variable width; thence along the common lines between Adjusted Lot 2A of above said Boundary Adjustment Plat and said Adjusted Lot 8 the following courses and distances: North 47 degrees 00 minutes 54 seconds East, 153.10 feet; North 42 degrees 59 minutes 06 seconds West, 38.64 feet; North 77 degrees 14 minutes 54 seconds East, 38.02 feet and North 13 degrees 00 minutes 06 seconds West, 214.63 feet; thence along the north line of above said NorthPark Plat Eight the following courses and distances: North 13 degrees 00 minutes 06 seconds West, 101.57 feet; North 68 degrees 56 minutes 16 seconds East, 726.96 feet; North 47 degrees 57 minutes 54 seconds East, 83.44 feet; North 71 degrees 05 minutes 38 seconds East, 105.14 feet; South 04 degrees 47 minutes 44 seconds East, 4.68 feet; North 71 degrees 05 minutes 38 seconds East, 126.39 feet and North 68 degrees 52 minutes 08 seconds East, 520.2 feet to a point; thence South 21 degrees 03 minutes 44 seconds East 817.23 feet to a point; thence South 68 degrees 39 minutes 16 seconds West 334.08 feet to a point; thence South 68 degrees 39 minutes 16 seconds West, 790.93 feet to the beginning of a non-tangential curve to the left having a radius of 269.00 feet; along said curve with an arc length of 169.32 feet and a chord which bears South 50 degrees 54 minutes 20 seconds West, 166.54 feet to a point of tangency; South 32 degrees 52 minutes 24 seconds West, 31.37 feet to the beginning of a curve to the right, having a radius of 89.00 feet; and an arc length of 139.80 feet and a chord which bears South 77 degrees 52 minutes 23 seconds West, 125.86 feet to the northeastern right-of-way line of above said North Hanley Road; thence said right-of-way line, North 57 degrees 07 minutes 36 seconds West, 563.36 feet to the POINT OF BEGINNING. Containing 1,322,012, square feet or 30.349 acres more or less.

The above also known as Re-Adjusted Lot 8 of NorthPark Plat Eight according to the plat thereof recorded in the St. Louis County, Missouri Recorder of Deeds Office at Plat Book 366, Page 191.

EXHIBIT A-5

LEGAL DESCRIPTION OF THE LEBANON, IN LAND

PARCEL I

A PART OF THE SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 18 NORTH, RANGE 1 EAST, CENTER TOWNSHIP, BOONE COUNTY, LEBANON, INDIANA, BEING BOUNDED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 6; THENCE SOUTH 00 DEGREES 21 MINUTES 40 SECONDS WEST (ASSUMED BEARING) 812.39 FEET ALONG THE WEST LINE OF SAID SOUTHEAST QUARTER, ALSO BEING ALONG THE EASTERN LINE OF THE CLANCY D. AND PATRICIA A. FAIRFIELD PROPERTY AS RECORDED IN DEED RECORD 232, PAGE 110 IN THE OFFICE OF THE RECORDER OF BOONE COUNTY, INDIANA AND THE EASTERN LINE OF THE RICHARD D. AND DOROTHY M. HOFFMAN PROPERTY AS RECORDED IN DEED RECORD 200, PAGE 701 IN SAID RECORDER’S OFFICE TO THE NORTHERLY RIGHT-OF-WAY OF INTERSTATE 65 PER PLANS FOR INDIANA STATE HIGHWAY PROJECT NO. 03-44 (LEBANON BY-PASS) AND PER RIGHT-OF-WAY GRANT RECORDED AS DEED RECORD 164, PAGE 172 IN SAID RECORDER’S OFFICE, SAID POINT LYING 100.00 FEET (MEASURED NORTHERLY IN A PERPENDICULAR DIRECTION) FROM THE CENTERLINE OF SAID INTERSTATE 65 AS LOCATED ON MARCH 24, 1998; THENCE SOUTH 72 DEGREES 01 MINUTES 11 SECONDS EAST 1201.98 FEET ALONG SAID NORTHERLY RIGHT-OF-WAY LINE; THENCE NORTH 00 DEGREES 21 MINUTES 39 SECONDS EAST 1176.22 FEET PERPENDICULAR TO THE NORTH LINE OF SAID SOUTHEAST QUARTER TO THE NORTH LINE OF SAID SOUTHEAST QUARTER; THENCE NORTH 89 DEGREES 38 MINUTES 21 SECONDS WEST 1145.58 FEET ALONG SAID NORTH LINE, ALSO BEING ALONG THE SOUTHERN LINE OF THE CHARLES R. HENDRICKS PROPERTY AS RECORDED IN DEED RECORD 238, PAGES 203-204 IN THE OFFICE OF THE RECORDER OF BOONE COUNTY, INDIANA, AND THE SOUTHERN LINE OF THE JOHN E. AND DIANNA M. HENDRICKS PROPERTY AS RECORDED IN DEED RECORD 248, PAGES 956-957 IN SAID RECORDER’S OFFICE, TO THE POINT OF BEGINNING, CONTAINING 26.149 ACRES, MORE OR LESS.

PARCEL II

A PART OF THE SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 18 NORTH, RANGE 1 EAST, CENTER TOWNSHIP, BOONE COUNTY, LEBANON, INDIANA, BEING BOUNDED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 6; THENCE SOUTH 00 DEGREES 21 MINUTES 40 SECONDS WEST (ASSUMED BEARING) 812.39 FEET ALONG THE WEST LINE OF SAID SOUTHEAST QUARTER, ALSO BEING ALONG THE EASTERN LINE OF THE CLANCY D. AND PATRICIA A. FAIRFIELD PROPERTY AS RECORDED IN DEED RECORD 232, PAGE 110

IN THE OFFICE OF THE RECORDER OF BOONE COUNTY, INDIANA AND THE EASTERN LINE OF THE RICHARD D. AND DOROTHY M. HOFFMAN PROPERTY AS RECORDED IN DEED RECORD 200, PAGE 701 IN SAID RECORDER’S OFFICE TO THE NORTHERLY RIGHT-OF-WAY OF INTERSTATE 65 PER PLANS FOR INDIANA STATE HIGHWAY PROJECT NO. 03-44 (LEBANON BY-PASS) AND PER RIGHT-OF-WAY GRANT RECORDED AS DEED RECORD 164, PAGE 172 IN SAID RECORDER’S OFFICE, SAID POINT LYING 100.00 FEET (MEASURED NORTHERLY IN A PERPENDICULAR DIRECTION) FROM THE CENTERLINE OF SAID INTERSTATE 65 AS LOCATED ON MARCH 24, 1998, THE FOLLOWING THREE (3) COURSES ARE ALONG SAID NORTHERLY RIGHT-OF-WAY OF INTERSTATE 65: (1) THENCE SOUTH 72 DEGREES 01 MINUTES 11 SECONDS EAST 1201.98 FEET TO THE POINT OF BEGINNING OF THIS DESCRIPTION; (2) THENCE CONTINUING SOUTH 72 DEGREES 01 MINUTES 11 SECONDS EAST 558.77 FEET TO A POINT OF CURVATURE OF A CURVE CONCAVE TO THE SOUTH, SAID POINT LYING NORTH 17 DEGREES 58 MINUTES 49 SECONDS EAST 6131.14 FEET FROM THE RADIUS POINT OF SAID CURVE; (3) THENCE EASTERLY 402.76 FEET ALONG SAID CURVE TO A POINT LYING NORTH 21 DEGREES 44 MINUTES 39 SECONDS EAST 6131.14 FEET FROM THE RADIUS POINT OF SAID CURVE; THENCE NORTH 00 DEGREES 21 MINUTES 39 SECONDS EAST 297.72 FEET PERPENDICULAR TO THE NORTH LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 38 MINUTES 21 SECONDS EAST 30.00 FEET PARALLEL WITH SAID NORTH LINE; THENCE NORTH 00 DEGREES 21 MINUTES 39 SECONDS EAST 827.06 FEET PERPENDICULAR TO SAID NORTH LINE TO THE WESTERLY EXTENSION OF THE NORTHERN LINE OF THE 4.6686 ACRE TRACT CONVEYED TO MONUMENT PROPERTIES OF BOONE COUNTY, LLC RECORDED AS INSTRUMENT NUMBER 9704972 IN THE OFFICE OF THE RECORDER OF BOONE COUNTY, INDIANA; THENCE SOUTH 89 DEGREES 38 MINUTES 21 SECONDS EAST 183.47 FEET ALONG SAID WESTERLY EXTENSION AND ALONG SAID NORTHERN LINE TO THE SOUTHERLY EXTENSION OF THE WESTERN LINE OF A TRACT OF LAND CONVEYED TO NORBERT J. STENCEL GRANTOR RETAINED ANNUITY TRUST RECORDED AS INSTRUMENT NUMBER 9606297 IN SAID RECORDER’S OFFICE; THENCE NORTH 00 DEGREES 08 MINUTES 11 SECONDS WEST 355.02 FEET ALONG SAID SOUTHERLY EXTENSION AND SAID WESTERN LINE TO SAID NORTH LINE; THENCE NORTH 89 DEGREES 38 MINUTES 21 SECONDS WEST 1122.54 FEET ALONG SAID NORTH LINE, ALSO BEING ALONG PART OF THE SOUTHERN LINE OF THE FARMER STATE CORPORATION PROPERTY RECORDED IN DEED RECORD 213, PAGE 310 IN SAID RECORDER’S OFFICE, AND ALONG A PART OF THE SOUTHERN LINE OF THE CHARLES HENDRICKS PROPERTY RECORDED AS DEED RECORD 238, PAGES 203-204 IN SAID RECORDER’S OFFICE TO A POINT LYING SOUTH 89 DEGREES 38 MINUTES 21 SECONDS EAST 1145.58 FEET FROM THE NORTHWEST CORNER OF SAID SOUTHEAST QUARTER; THENCE SOUTH 00 DEGREES 21 MINUTES 39 SECONDS WEST 1176.22 FEET PERPENDICULAR TO SAID NORTH LINE TO THE POINT OF BEGINNING, CONTAINING 30.000 ACRES, MORE OR LESS.

LESS AND EXCEPT THOSE PARCELS DEDICATED AS PUBLIC ROADWAY AND RIGHT OF WAY IN ACCEPTANCE OF DEDICATION AND CONVEYANCE OF PRIVATE ROADWAY AND RIGHT-OF-WAY DOCUMENTS RECORDED MAY 29, 2003 AS DOCUMENT 0309313; RECORDED MAY 29, 2003 AS DOCUMENT 0309314; AND RECORDED MAY 29, 2003 AS DOCUMENT 0309317.

EXHIBIT A-6

LEGAL DESCRIPTION OF THE LONDONDERRY, NH LAND

Map 28, Lot 49:

A certain tract or parcel of land, with buildings thereon, if any, located in the Town of Londonderry, County of Rockingham and State of New Hampshire, identified as Map 14 Lot 49 on a certain plan entitled “Subdivision Plan, Tax Map 14 Lots 49 and 49-1 Peter J. King Irrevocable Trust & City of Manchester”, prepared for Prologis Management, LLC, prepared by TFMoran, Inc., and dated June 13, 2014, with revisions thereon, recorded in the Rockingham County Registry of Deeds as Plan #D-38398 (the “Subdivision Plan”). Also being described as follows: Beginning at a Stone Bound to be set at the southeast corner of the subject parcel and at land of Ballinger Properties Five-N-Associates GP, thence; S 79-10-14 W a distance of 980.48 feet to an Iron Pin to be set, thence; N 15-12-13 W a distance of 282.62 feet to an Iron Pin to be set, thence; N 15-12-13 W a distance of 251.84 feet to an Iron Pin to be set, thence; S 75-24-07 W a distance of 454.15 feet to an Iron Pin Found, thence; N 14-32-00 W a distance of 382.69 feet to an Iron Pin Found, thence; N 75-02-25 E a distance of 244.69 feet to an Iron Pin Found, thence; N 14-50-00 W a distance of 247.45 feet to an Iron Pin to be set, thence; N 28-33-41 E a distance of 606.42 feet to a Mag Nail to be set, thence; S 83-02-14 E a distance of 35.00 feet to a Mag Nail to be set, thence; N 06-57-46 E a distance of 150.00 feet to a Mag Nail to be set, thence; along a curve to the left having a radius of 1562.50 feet, a distance of 480.00 feet to a stone bound to be set, thence; N 79-21-41 E a distance of 171.01 feet to a stone bound to be set, thence; along a curve to the right having a radius of 160.00 feet, a distance of 244.26 feet to a stone bound to be set, thence; S 13-10-07 E a distance of 334.64 feet to a stone bound to be set, thence; S 10-26-57 E a distance of 1187.11 feet to the point of beginning.

EXHIBIT A-7

LEGAL DESCRIPTION OF THE COLUMBUS, OH LAND

Parcel 1

Situated in the State of Ohio, County of Franklin, City of Columbus, being in Section 11, Township 4, Range 22, Congress Lands, also being a part of a 50.897 acre tract of land deeded to Nessent Ltd. in O.R.V. 17704, Pg. A19 and O.R.V. 32480, Pg. ID4 and being more particularly bounded and described as follows:

Beginning for reference at an iron pin found in an easterly right-of way of Groveport Road at the northwesterly corner of said 50.897 acre tract, thence S 17° 52' 51" E with an easterly right-of-way of said Groveport Road and with a westerly line of said 50.897 acre tract a distance of 257.07 feet to an iron pin found, said iron pin being the true place of beginning for the tract herein to be described;

Thence S 63° 31' 36" E a distance of 78.37 feet to an iron pin found;

Thence S 77° 26' 00" E a distance of 238.37 feet to an iron pin found;

Thence S 31° 56' 00" E a distance of 992.94 feet to an iron pin found;

Thence S 58° 04' 00" W a distance of 382.05 feet to an iron pin found in a curve in a northeasterly right-of-way line of the Chesapeake and Ohio Railroad and a southwesterly line of said 50.897 acre tract;

Thence with the right-of-way line of said Railroad and southwesterly line of said 50.897 acre tract with a curve to the right having a radius of 5679.00 feet, a central angle of 3° 17' 58" and a chord that bears N 45° 31' 59" W a chord distance of 326.99 feet to an iron pin found;

Thence N 43° 53' 00" W with the right-of-way line of said Railroad and the southwesterly line of said 50.897 acre tract a distance of 226.69 feet to an iron pin found at an angle point in the southwesterly boundary of said 50.897 acre tract;

Thence N 13° 59' 07" W with a westerly line of said 50.897 acre tract a distance of 308.40 feet to an iron pin found at a northwesterly corner of said 50.897 acre tract;

Thence S 85° 35' 30" E with a northerly line of said 50.897 acre tract a distance of 25.52 feet to an iron pin found in an easterly right-of-way line of said Groveport Road at a corner of said 50.897 acre tract;

Thence with an easterly right-of way line of said Groveport Road and with a Westerly boundary of said 50.897 acre tract, the following three (3) courses and distances:

1) N 12° 47' 30" W a distance of 32.86 feet to an iron pin found;

2) N 6° 42' 00" W a distance of 369.47 feet to an iron pin found;

3) N 17° 52' 51" W a distance of 44.99 feet to the true place of beginning containing 10.664 acres of land as calculated by the above courses. The above description was written by Douglas R. Hock, Ohio P.S No. 7661 from a survey done in December of 1998.

All references used in this description can be found at the Franklin County Recorder’s office, Franklin County, Ohio. The bearings used in this description are based upon the westerly line of Southfield Third Addition as being South 04° 13' 58" West as described in a Deed to Nessent Ltd. in O.R.V. 17704 A19.

Parcel 2

Description of 24.486 acres of land located East of Groveport Road and North of Williams Road, in the City of Columbus, County of Franklin, State of Ohio.

Situated in the State of Ohio, County of Franklin, City of Columbus, being in Section 11, Township 4, Range 22, Congress Lands, containing 24.486 acres of land, more or less, said 24.486 acres being a part of that tract of land (50.897 acres of land, more or less, according to a survey by Bauer, Davidson & Merchant, Inc.) described in Exhibit A in the Deed to Ness Berend Realty Co., of Record in Official Records 17704A19, Recorder’s Office, Franklin County, Ohio, said 24.486 acres of land being more particularly described as follows:

Beginning at a 3/4-inch (I.D.) iron pipe in an easterly right-of-way line of Groveport Road at the northwesterly corner of said 50.897 acre tract;

Thence S 85° 34' 05" E, with a northerly line of said 50.897 acre tract, a distance of 1092.61 feet to a 3/4-inch (I.D.) iron pipe at an angle point in the northerly boundary of said 50.897 acre tract;

Thence S 85° 46' 02" E, with a northerly line of said 50.897 acre tract, a distance of 40.00 feet to a 3/4-inch (I.D.) iron pipe at the northeasterly corner of said 50.897 acre tract, the same being in the westerly line of Lot 494 as the same is numbered and delineated upon the recorded plat of Southfield Third Addition, of record in Plat Book 34, Page 50, Recorder’s office, Franklin County, Ohio;

Thence S 4° 13' 58" W, with an easterly line of said 50.897 acre tract and with a westerly line of said Southfield Third Addition, a distance of 231.53 feet to a 3/4-inch (I.D.) iron pipe at an angle point in the easterly boundary of said 50.897 acre tract, the same being an angle point in the westerly boundary of said Southfield Third Addition;

Thence S 32° 17' 54" E, with a northeasterly line of said 50.897 acre tract and with the southwesterly line of said Southfield Third Addition, a distance of 895.28 feet to a ¾-inch (I.D.) iron pipe;

Thence S 58° 04' 00" W, a distance of 931.28 feet to a ¾-inch (I D.) iron pipe in a curve in a northeasterly right-of-way line of the Chesapeake and Ohio Railroad, the same being in a southwesterly line, of said 50.897 acre tract;

Thence northwestwardly, with a northeasterly right-of-way line of said Chesapeake and Ohio Railroad and with a southwesterly line of said 50.897 acre tract, the same being the arc of a curve to the right having a radius of 5679.00 feet, a central angle of 2° 55' 24" and a chord that bears N 48° 38' 37" W, a chord distance of 289.73 feet to a ¾-inch (I.D.) iron pipe;

Thence N 58° 04' 00" E, a distance of 382.05 feet to a ¾-inch (I.D.) iron pipe;

Thence N 31° 56' 00" W, a distance of 992.94 feet to a ¾-inch (I.D.) iron pipe;

Thence N 77° 26' 00" W, a distance of 238.37 feet to a ¾-inch (I.D.) iron pipe;

Thence N 63° 31' 36" W, a distance of 78.37 feet to a ¾-inch (I.D.) iron pipe in an easterly right-of-way line of said Groveport Road, the same being in a westerly line of said 50.897 acre tract;

Thence N 17° 52' 51" West, with an easterly right-of-way line of said Groveport Road and with a westerly line of said 50.897 acre tract, a distance of 257.07 feet to the point of beginning and containing 24.486 acres of land.

We hereby state that the foregoing description was prepared from information obtained from an actual field survey conducted by Bauer, Davidson & Merchant, Inc. in October of 1994.

All of the iron pipe survey markers noted in the foregoing description were in place in October of 1994.

The bearings given in the foregoing description correspond to the bearings given in the Deed to Ness Berend Realty Co. of record in Official Record 17704A19, Recorder’s Office, Franklin County, Ohio.

Parcel 3

Situated in the State of Ohio, County of Franklin and in the City of Columbus, and being located in Section 11, Township 4, Range 22, Congress Lands, and being part of an 85.198 acre tract as conveyed to Ness-Berend Realty Co. by Deed of Record in Deed Book 3539, Page 547, Recorder’s Office, Franklin County, Ohio, and being more particularly bounded and described as follows:

Beginning at an iron pin at the northeasterly corner of the said 85.198 acre tract, said point being the southeast corner of a 0.443 acre tract as conveyed to John B. and Marilyn R. Kern by Deed of Record in Deed Book 3309, Page 532, Recorder’s Office, Franklin County, Ohio, said point also being in a westerly line of Southfield Third Addition of record in Plat Book 34, Pages 50 and 51, Recorder’s Office, Franklin County, Ohio;

Thence South 04° 13' 58" West, along the westerly line of Southfield Third Addition and along an easterly line of the said 85.198 acre tract, a distance of 231.53 feet to an iron pin;

Thence South 32° 17' 54" East, along a southwesterly line of Southfield Third Addition and along a northeasterly line of the said 85.198 acre tract, a distance of 1052.96 feet to an iron pin;

Thence South 58° 04' 00" West, crossing the said 85.198 acre tract, a distance of 161.21 feet to a point;

Thence South 31° 56' 00" East, continuing across the said 85.198 acre tract, a distance of 1367.20 feet to a point in a southwesterly line of the said 85.198 acre tract, said point also being in the northerly right of way line of the said Chesapeake and Ohio Railroad (100.00 feet in width);

Thence North 67° 10' 00" West, along the southwesterly line of the said 85.198 acre tract and along the said northerly right of way, a distance of 24.26 feet to an iron pin at a point of curvature.

Thence continuing along said northerly right of way and along the southwesterly line of the said 85.198 acre tract with a curve to the right, said curve having a radius of 5679.00 feet and a delta angle of 14° 56' 00". The chord of said curve bearing North 59° 42' 00" West, 1475.96 feet to an iron pin;

Thence North 04° 23' 00" East, continuing along the southwesterly line of the said 85.198 acre tract, a distance of 35.75 feet to an iron pin;

Thence North 85° 17' 00" West, continuing along the southwesterly line of the said 85.198 acre tract, a distance of 54.05 feet to an iron pin in the northerly right of way of the Chesapeake and Ohio Railroad;

Thence continuing along the southwesterly line of the said 85.198 acre tract and along the said northerly right of way line with a curve to the right, said curve having a radius at 5679.00 feet and a delta angle of 7° 41' 40", the chord of said curve bearing North 47° 43' 50" West, 762.08 feet to an iron pin at the point of tangency;

Thence North 43° 53' 00" West, continuing along the southwesterly line of the said 85.198 acre tract and along the said northerly right of way, a distance of 226.69 feet to an iron pin;

Thence North 13° 59' 07" West, along the westerly line of the said 85.198 acre tract, a distance of 308.40 feet to an iron pin;

Thence South 85° 35' 30" East, continuing along the westerly line of the said 85.198 acre tract, a distance of 25.52 feet to an iron pin in the easterly right of way line of Groveport Pike;

Thence North 12° 47' 30" West, continuing along the westerly line of the 85.198 acre tract and along the said easterly right of way line, a distance of 32.86 feet to an iron pin;

Thence North 06° 42' 00" West, continuing along the westerly line of the said 85.198 acre tract and along the said easterly right of way line, a distance of 369.47 feet to an iron pin;

Thence North 17° 52' 51" West, continuing along the westerly line of the said 85.198 acre tract and along the easterly right of way line, a distance of 302.06 feet to an iron pin at the northwesterly corner of the said 85.198 acre tract;

Thence South 85° 34' 05" East, along the northerly line of the said 85.198 acre tract, a distance of 1092.61 feet to an iron pin;

Thence South 85° 46' 02" East, continuing along the northerly line of the said 85.198 acre tract, a distance of 40.00 feet to the point of beginning, containing 50.898 acres, more or less, and together with all easements appurtenant thereto.

Excepting therefrom the following described 24.486 acre tract of land:

Description of 24.486 acres of land located East of Groveport Road and North of Williams Road, in the City of Columbus, County of Franklin, State of Ohio:

Situated in the State of Ohio, County of Franklin, City of Columbus, being in Section 11, Township 4, Range 22, Congress Lands, containing 24.486 acres of land, more or less, said 24.486 acres being a part of that tract of land (50.897 acres of land, more or less, according to a survey by Bauer, Davidson & Merchant, Inc.) described in Exhibit A in the Deed to Ness Berend Realty Co., of record in Official Record 17704A19, Recorder’s Office, Franklin County, Ohio, said 24.486 acres of land being more particularly described as follows:

Beginning at ¾-inch (I.D.) iron pin in an easterly right-of-way line of Groveport Road at the northwesterly corner of said 50.897 acre tract;

Thence South 85° 34' 05" East, with a northerly line of said 50.897 acre tract, a distance of 1092.61 feet to ¾-inch (I.D.) iron pipe at an angle point in the northerly boundary of said 50.897 acre tract;

Thence South 85° 46' 02" East, with a northerly line of said 50.897 acre tract, a distance of 40.00 feet to a ¾-inch (I.D.) iron pipe at the northeasterly corner of said 50.897 acre tract, the same being in a westerly line of Lot 494 as the same is numbered and delineated upon the recorded plat of Southfield Third Addition, of record in Plat Book 34, Page 50, Recorder’s Office, Franklin County, Ohio;

Thence South 4° 13' 58" West, with an easterly line of said 50.897 acre tract and with a westerly line of said Southfield Third Addition, a distance of 231.53 feet to a ¾-inch (I.D.) iron pipe at an angle point in the easterly boundary of said 50.897 acre tract, the same being an angle point in the westerly boundary of said Southfield Third Addition;

Thence South 32° 17' 54" East with northeasterly line of said 50.897 acre tract and with the southwesterly line of said Southfield Third Addition, a distance of 895.28 feet to ¾-inch (I.D.) iron pipe;

Thence South 58° 04' 00" West, a distance of 931.28 feet to a ¾-inch (I.D.) iron pipe in a curve in a northeasterly right-of-way line of the Chesapeake and Ohio Railroad, the same being in a southwesterly line of said 50.897 acre tract;

Thence northwestwardly with a northeasterly right-of-way line of said Chesapeake and Ohio Railroad and with a southwesterly line of said 50.897 acre tract, the same being the arc of a curve to the right having a radius of 5679.00 feet, a central angle of 2° 55' 24" and a chord that bears North 48° 38' 37" West, a chord distance of 289.73 feet to a ¾-inch (I.D.) iron pipe;

Thence North 58° 04' 00" East, a distance of 382.05 feet to a ¾-inch (I.D.) iron pipe;

Thence North 31° 56' 00" West, a distance of 992.94 feet to a ¾-inch (I.D.) iron pipe;

Thence North 77° 26' 00" West, a distance of 238.37 feet to a ¾-inch (I.D.) iron pipe;

Thence North 63° 31' 36" West, a distance of 78.37 feet to a ¾-inch (I.D.) iron pipe in an easterly right-of-way line of said Groveport Road, the same being in a westerly line of said 50.897 acre tract;

Thence North 17° 52' 51" West, with an easterly right-of-way line of said Groveport Road and with a westerly line of said 50.897 acre tract, a distance of 257.07 feet to the point of beginning and containing 24.486 acres of land.

We hereby state that the foregoing description was prepared from information obtained from an actual field survey conducted by Bauer, Davidson & Merchant, Inc. in October of 1994.

All of the iron pipe survey markers noted in the foregoing description were in place in October of 1994.

The bearings given in the foregoing description correspond to the bearings given in the Deed to Ness Berend Realty Co. of record in Official Record 17704A19, Recorder’s Office, Franklin County, Ohio.

Further excepting therefrom the following described tract of land conveyed in Document No. 199812310337715:

Situated in the State of Ohio, County of Franklin, City of Columbus, being in Section 11, Township 4, Range 22, Congress Lands, also being a part of 50.897 acre tract of land deeded to Nessent Ltd. in O.R.V. 17704, Page A19 and O.R.V. 32480, Page 104 and being more particularly bounded and described as follows:

Beginning for reference at an iron pin found in an easterly right-of-way of Groveport Road at the northwesterly corner of said 50.897 acre tract; thence South 17° 52' 51" East, with an easterly right-of-way of said Groveport Road and with a westerly line of said 50.897 acre tract, a distance of 257.07 feet to an iron pin found, said iron pin being the true place of beginning for the tract herein to be described;

Thence South 63° 31' 36" East, a distance of 78.37 feet to an iron pin found;

Thence South 77° 26' 00" East, a distance of 238.37 feet to an iron pin found;

Thence South 31° 56' 00" East, a distance of 992.94 feet to an iron pin found;

Thence South 58° 04' 00" West, a distance of 382.05 feet to an iron pin found in a curve in a northeasterly right-of-way line of the Chesapeake and Ohio Railroad and a southwesterly line of said 50.897 acre tract;

Thence with the right-of-way line of said Railroad and southwesterly line of said 50.897 acre tract with a curve to the right having a radius of 5679.00 feet, a central angle of 3° 17' 58" and a chord that bears North 45° 31' 59" West a chord distance of 326.99 feet to an iron pin found;

Thence North 43° 53' 00" West with the right-of-way line of said railroad and the southwesterly line of said 50.897 acre tract, a distance of 226.69 feet to an iron pin found at an angle point in the southwesterly boundary of said 50.897 acre tract;

Thence North 13° 59' 07" West with a westerly line of said 50.897 acre tract a distance of 308.40 feet to an iron pin found at a northwesterly corner of said 50.897 acre tract;

Thence South 85° 35' 30" East with a northerly line of said 50.897 acre tract a distance of 25.52 feet to an iron pin found in an easterly right-of-way line of said Groveport Road at a corner of said 50.897 acre tract;

Thence with an easterly right-of-way line of said Groveport Road and with a westerly boundary of said 50.897 acre tract, the following three (3) courses and distances:

1) North 12° 47' 30" West, a distance of 32.86 feet to an iron pin found;

2) North 6° 42' 00" West, a distance of 369.47 feet to an iron pin found;

3) North 17° 52' 51" West, a distance of 44.99 feet to the true place of beginning containing 10.664 acres of land, more or less as calculated by the above courses. The above description was written by Douglas R. Hock, Ohio P.S. No. 7661 from a survey done in December of 1998.

All references used in this description can be found at the Franklin County Recorder’s Office, Franklin County, Ohio. The bearings used in this description are based upon the westerly line of Southfield Third Addition as being South 04° 13' 58" West as described in a deed to Nessent Ltd. in O.R.C. 17704A19.

EXHIBIT A-8

LEGAL DESCRIPTION OF THE SIOUX FALLS, SD LAND

LOT 1 IN BLOCK 6 OF LEGACY NORTH FARM ADDITION TO THE CITY OF SIOUX FALLS, MINNEHAHA COUNTY, SOUTH DAKOTA, AS SHOWN ON THE PLAT RECORDED IN BOOK 78 OF PLATS, PAGE 94.

EXHIBIT A-9

LEGAL DESCRIPTION OF THE FRANKLIN, IN LAND

A PART OF THE SOUTHEAST QUARTER OF SECTION 34, TOWNSHIP 13 NORTH, RANGE 4 EAST OF THE SECOND PRINCIPAL MERIDIAN, IN JOHNSON COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTH LINE OF SAID QUARTER SECTION SOUTH 89 DEGREES 17 MINUTES WEST (ASSUMED BEARING) A DISTANCE OF 819.69 FEET FROM THE SOUTHEAST CORNER THEREOF, SAID POINT BEING MARKED BY A RAILROAD SPIKE SET ON THE WESTERLY RIGHT OF WAY LINE OF THE PENN- CENTRAL RAILROAD; THENCE CONTINUING ON AND ALONG LAST SAID SOUTH LINE SOUTH 89 DEGREES 17 MINUTES WEST 1300.00 FEET TO A PK NAIL FOUND; THENCE NORTH 00 DEGREES 00 MINUTES 1293.90 FEET TO AN IRON PIN SET; THENCE NORTH 89 DEGREES 09 MINUTES EAST 69.50 FEET TO AN IRON PIN SET; THENCE NORTH 00 DEGREES 00 MINUTES 60.70 FEET TO AN IRON PIN SET; THENCE NORTH 89 DEGREES 09 MINUTES EAST 839.00 FEET TO AN IRON PIN SET IN SAID RAILROAD RIGHT OF WAY LINE; THENCE SOUTH 16 DEGREES 09 MINUTES EAST ON AND ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 1407.35 FEET TO THE PLACE OF BEGINNING, CONTAINING 34.27 ACRES, MORE OR LESS.

EXCEPTING THEREFROM:

A PART OF THE SOUTHEAST QUARTER OF SECTION 34, TOWNSHIP 13 NORTH, RANGE 4 EAST OF THE SECOND PRINCIPAL MERIDIAN, IN JOHNSON COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE SOUTH LINE OF SAID QUARTER SECTION SOUTH 89 DEGREES 17 MINUTES WEST (ASSUMED BEARING) A DISTANCE OF 819.69 FEET FROM THE SOUTHEAST CORNER THEREOF, SAID POINT BEING MARKED BY A RAILROAD SPIKE ON THE WESTERLY RIGHT OF WAY LINE OF THE PENN-CENTRAL RAILROAD; THENCE CONTINUING ON AND ALONG LAST SAID SOUTH LINE SOUTH 89 DEGREES 17 MINUTES WEST 1300.00 FEET TO A PK NAIL MARKING THE POINT OF BEGINNING; THENCE NORTH 00 DEGREES 00 MINUTES EAST 1293.90 FEET TO AN IRON PIN; THENCE NORTH 89 DEGREES 09 MINUTES

EAST 60.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES WEST A DISTANCE OF 1293.90 FEET TO THE SOUTH LINE OF SAID QUARTER SECTION; THENCE SOUTH 89 DEGREES 17 MINUTES WEST ON AND ALONG SAID SOUTH LINE A DISTANCE OF 60.00 FEET TO THE POINT OF BEGINNING, CONTAINING 1.782 ACRES AND CONTAINING IN ALL 32.488 ACRES, MORE OR LESS.

ALSO EXCEPTING:

A PART OF THE SOUTHEAST QUARTER OF SECTION 34, TOWNSHIP 13 NORTH, RANGE 4 EAST OF THE SECOND PRINCIPAL MERIDIAN, JOHNSON COUNTY, INDIANA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 34; THENCE ALONG THE SOUTH LINE OF SAID SECTION S89°16'30"W (AN ASSUMED BEARING) 819.28 FEET TO A FOUND SPIKE ON THE WESTERLY RIGHT OF WAY LINE OF THE LOUISVILLE & INDIANA RAILROAD; THENCE ALONG THE SAID RAILROAD RIGHT OF WAY N16°09'00"W 358.28 FEET TO A SET IRON PIN, THE TRUE POINT OF BEGINNING; THENCE S89°16'30"W 240.53 FEET TO A SET IRON PIN; THENCE N00°43'30"W 210.00 FEET TO A SET IRON PIN; THENCE N89°16'30"E 182.58 FEET TO A SET IRON PIN ON THE WESTERLY LINE OF THE LOUISVILLE & INDIANA RAILROAD; THENCE ALONG SAID RAILROAD RIGHT OF WAY S16°09'00"E 217.85 FEET TO THE POINT OF BEGINNING, CONTAINING 1.0199 ACRES, MORE OR LESS.

EXHIBIT A-10

LEGAL DESCRIPTION OF THE LAS VEGAS, NV LAND

BEING A PORTION OF LANDS CONVEYED TO POST RAINBOW, LLC, A NEVADA LIMITED LIABILITY COMPANY, DESCRIBED IN BOOK 20070504, INSTRUMENT 04219 AND BOOK 20070604, INSTRUMENT 03628, OF OFFICIAL RECORDS; SAID LANDS ARE SITUATE WITHIN A PORTION OF LOT ONE (1) OF POST AND RAINBOW, A COMMERCIAL SUBDIVISION, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 142 OF PLATS, PAGE 24, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, AND LYING WITHIN THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF SECTION 34, TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTH ONE-SIXTEENTH CORNER COMMON TO SECTION 35 AND SAID SECTION 34, AS MONUMENTED BY A TWO-INCH BRASS CAP STAMPED “PLS 11825”, AND THENCE ALONG THE SOUTHERLY LINE OF THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF SAID SECTION 34, SOUTH 88° 37’ 24” WEST, 335.39 FEET, TO A TWO-INCH ALUMINUM CAP STAMPED “PLS 5571”; THENCE NORTH 00° 53’ 07” WEST, 30.00 FEET TO THE POINT OF BEGINNING; THENCE ALONG THE NORTHERLY RIGHT-OF-WAY OF POST ROAD, BEING 30 FEET NORTHERLY OF THE SOUTH LINE OF THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF SAID SECTION 34, SOUTH 88° 37’ 24” WEST, 394.42 FEET; THENCE LEAVING SAID RIGHT-OF-WAY, NORTH 00° 52’ 42” WEST, 606.79 FEET, TO THE SOUTHERLY RIGHT-OF-WAY OF SOBB AVENUE; THENCE ALONG SAID RIGHT-OF-WAY, BEING THIRTY FEET SOUTHERLY OF THE CENTERLINE OF SOBB AVENUE, NORTH 88° 42’ 03” EAST, 59.18 FEET, TO AN ANGLE POINT; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY NORTH 88° 43’ 16” EAST, 335.16 FEET; THENCE ALONG THE EASTERLY LINE OF “POST AND RAINBOW, A COMMERCIAL SUBDIVISION” SOUTH 00° 53’ 07” EAST, 606.14 FEET TO THE POINT OF BEGINNING.

SAID LAND BEING FURTHER DESCRIBED AS LOT 1-A ON THAT CERTAIN RECORD OF SURVEY IN FILE 180, PAGE 04, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

EXHIBIT A-11

LEGAL DESCRIPTION OF THE JOPLIN, MO LAND

ALL OF A TRACT OF LAND IN SECTION 30, TOWNSHIP 28, RANGE 32, PART IN THE CITY OF JOPLIN AND PART IN THE CITY OF WEBB CITY, JASPER COUNTY, MISSOURI, DESCRIBED AS COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 30, THENCE SOUTH 88°07'11" EAST, 71.66 FEET TO A POINT ON THE EAST RIGHT OF WAY LINE OF THE MISSOURI PACIFIC RAILROAD; THENCE SOUTH 11°25'41" WEST, ALONG SAID EAST RIGHT OF WAY LINE OF THE MISSOURI PACIFIC RAILROAD, 1069.41 FEET TO THE INTERSECTION OF SAID EAST RIGHT OF WAY LINE AND THE SOUTH RIGHT OF WAY LINE OF ENTERPRISE AVENUE; THENCE SOUTH 88°07'11" EAST, ALONG THE SOUTH LINE OF ENTERPRISE AVENUE, 736.67 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 88°07'11" EAST, ALONG THE SOUTH LINE OF ENTERPRISE AVENUE, 606.40 FEET TO AN IRON PIN AT THE INTERTESECTION WITH THE WEST LINE OF PROGRESS AVENUE; THENCE SOUTH 01°52'56" WEST, ALONG THE WEST LINE OF SAID ROADWAY, 744.68 FEET TO AN IRON PIN; THENCE NORTH 88°07'11" WEST, 1139.98 FEET; THENCE NORTH 01°48'51" EAST, 237.97 FEET; THENCE SOUTH 88°11'09" EAST, 333.98 FEET; THENCE NORTH 01°48'51"EAST, 264.02 FEET; THENCE SOUTH 88°11'09" EAST, 200.19 FEET; THENCE NORTH 01°52'59" EAST, 242.07 FEET TO THE POINT OF BEGINNING.

EXHIBIT A-12

LEGAL DESCRIPTION OF THE JOHNSTOWN, CO LAND

Lot 2, Block 2, Iron Horse Filing One, in the Town of Johnstown, County of Larimer, State of Colorado.

EXHIBIT A-13

LEGAL DESCRIPTION OF THE GREER, SC LAND

ALL THAT CERTAIN PIECE, PARCEL OR TRACT OF LAND LYING AND BEING SITUATE IN GREENVILLE COUNTY, SOUTH CAROLINA, SHOWN AS “LOT 2” ON A PLAT PREPARED FOR GREER SC (1990 HOOD) LLC BY FREELAND & ASSOCIATES, INC., DATED FEBRUARY 14, 2014 AND RECORDED SEPTEMBER 18, 2014 IN PLAT BOOK 1188 AT PAGE 94, IN THE OFFICE OF THE REGISTER OF DEEDS FOR GREENVILLE COUNTY.

EXHIBIT A-14

LEGAL DESCRIPTION OF THE FEURA BUSH, NY LAND

ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Bethlehem, County of Albany and State of New York, bounded and described as follows:

BEGINNING at a point in the division line between lands of Consolidated Rail Corp. on the northeast and lands now or formerly of Owasco River Railway on the southwest, distant 988.44 feet southeasterly measured along said division line on a course of South 44° 39' 07" East from the southeast corner of lands now or formerly of Airco Inc., as described in deed recorded in the Albany County Clerk’s Office in Liber 2122 of Deeds at Page 927; and running thence in a southeasterly direction along the division line between Consolidated Rail Corp. on the northeast and lands now or formerly of Owasco River Railway on the Southwest, South 44° 39' 07" East, 1,460.0 feet to a point; thence southwest, South 45° 20' 53" West, 1,156.63 feet to a point; thence northwest, North 32° 33' 00" West, 1,541.20 feet to a point in the southerly line of a Permanent Easement conveyed to Niagara Mohawk Power Corporation; thence northeast along the southerly line of the Permanent Easement conveyed to Niagara Mohawk Power Corporation and its northeasterly extension and prolongation, North 48° 34' 20" East, 834.83 feet to the point or place of beginning and containing 34.0 acres, more or less.

EXHIBIT A-15

LEGAL DESCRIPTION OF THE GOSHEN, IN LAND

PARCEL 1:

LOT NUMBER ONE (1) AS SHOWN ON THE PLAT OF CENTURY INDUSTRIAL PARK SUBDIVISION, PHASE III, RECORDED IN THE OFFICE OF THE RECORDER OF ELKHART COUNTY, INDIANA, IN PLAT BOOK 29, PAGE 98, AS INSTRUMENT NUMBER 200504848.

EXCEPTING THEREFROM:

A PART OF THE SOUTHEAST QUARTER OF SECTION 24, TOWNSHIP 36 NORTH, RANGE 6 EAST, IN ELKHART COUNTY, INDIANA, AND BEING PART OF LOT 1 AS SHOWN ON THE PLAT OF CENTURY INDUSTRIAL PARK SUBDIVISION, PHASE III, AS RECORDED IN PLAT BOOK 29, PAGE 98, AS INSTRUMENT NO. 200504848 AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID LOT 1; THENCE SOUTH 89 DEGREES 40 MINUTES 39 SECONDS WEST (SAID PLAT IS BASIS OF BEARING) ON THE SOUTH LINE OF SAID LOT A DISTANCE OF 528.59 FEET TO A CORNER OF SAID LOT; THENCE 65.18 FEET ON A NON-TANGENT ARC TO THE RIGHT AND BEING COINCIDENT WITH THE SOUTHWEST BOUNDARY OF THE SAID LOT TO A CORNER THEREOF, SAID ARC HAVING A RADIUS OF 55 FEET, A CHORD BEARING NORTH 34 DEGREES 31 MINUTES 58 SECONDS WEST AND A CHORD LENGTH OF 61.43 FEET; THENCE NORTH 0 DEGREES 34 MINUTES 56 SECONDS WEST ON THE WEST LINE OF SAID LOT 1 A DISTANCE OF 44.20 FEET; THENCE NORTH 89 DEGREES 40 MINUTES 39 SECONDS EAST ON A LINE PARALLEL WITH AND 95.00 FEET NORTH OF THE SOUTH LINE (AND THE EXTENSION THEREOF) OF SAID LOT 1 A DISTANCE OF 562.74 FEET TO THE EAST LINE OF SAID LOT; THENCE SOUTH 0 DEGREES 40 MINUTES 50 SECONDS EAST ON SAID EAST LINE A DISTANCE OF 95.00 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

LOT NUMBERED 2 AS THE SAID LOT IS KNOWN AND DESIGNATED ON THE RECORDED PLAT OF CENTURY INDUSTRIAL PARK SUBDIVISION, PHASE V, IN ELKHART TOWNSHIP, ELKHART COUNTY, INDIANA, SAID PLAT BEING RECORDED IN PLAT BOOK 30, PAGE 10, AS INSTRUMENT NUMBER 200513104 IN THE OFFICE OF THE RECORDER OF ELKHART COUNTY, INDIANA.

PARCEL 3:

LOT NUMBERED 3 AS THE SAID LOT IS KNOWN AND DESIGNATED ON THE RECORDED PLAT OF CENTURY INDUSTRIAL PARK SUBDIVISION, PHASE V, IN ELKHART TOWNSHIP, ELKHART COUNTY, INDIANA, SAID PLAT BEING RECORDED IN PLAT BOOK 30, PAGE 10 AS INSTRUMENT NUMBER 200513104 IN THE OFFICE OF THE RECORDER OF ELKHART COUNTY, INDIANA.

EXHIBIT A-16

LEGAL DESCRIPTION OF THE ROCK HILL, SC LAND

PARCEL I: Parcel 1 (14.097 acres) as set forth and described according to that certain plat of survey by Clayton Neal Bare, P.L.S. #8799, entitled “Closing Survey for P. B. Realty”, dated August 22, 1995, revised September 7, 1995, revised September 11, 1995 and recorded September 15, 1995, in Book A27, at Page 10 in the Office of the Clerk of Court for York County, South Carolina.

PARCEL II: Parcel 2 (.775 acres) as set forth and described according to that certain plat of survey by Clayton Neal Bare, P.L.S. #8799, entitled “Closing Survey for P. B. Realty”, dated August 22, 1995, revised September 7, 1995, revised September 11, 1995 and recorded September 15, 1995, in Book A27, at Page 10 in the Office of the Clerk of Court for York County, South Carolina.

EXHIBIT A-17

LEGAL DESCRIPTION OF THE ST. JOSEPH, MO LAND

LOT SEVEN (7), FINAL PLAT, EASTOWNE BUSINESS PARK PLAT 1, A MAJOR SUBDIVISION IN THE SOUTHEAST QUARTER OF SECTION 24, TOWNSHIP 57 NORTH, RANGE 35 WEST, ST. JOSEPH, BUCHANAN COUNTY, MISSOURI.

EXHIBIT A-18

LEGAL DESCRIPTION OF THE FORT DODGE, IA LAND

Lot 1 of the FedEx Subdivision, First Addition, in Fort Dodge, Webster County, Iowa.

EXHIBIT B

DEED

[to be conformed to state customs and requirements]

WHEN RECORDED MAIL TO:

[                               ]

SPECIAL WARRANTY DEED

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration,                    , a                      (“Grantor”), hereby grants and conveys to                     , a                   (“Grantee”), the real property located in                          , legally described as:

See legal description set forth in Exhibit A attached and incorporated by this reference (the “Property”).

together with all right, title and interest of Grantor in and to all improvements located on the Property; all easements, if any, benefiting the Property; and all rights, benefits, privileges and appurtenances pertaining to the Property.

SUBJECT TO current real property taxes and all unpaid non-delinquent general and special taxes, bonds and assessments; all liens, covenants, conditions, reservations, rights, easements, interests, rights of way, and restrictions of public record (to the extent in force and effect against the Property and without reimposing the same); all leases and any other occupancy agreements in effect for the Property, if any; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property; and all matters visible upon or about the Property or that would be disclosed by an accurate survey of the Property.

TO HAVE AND TO HOLD the Property unto said Grantee and its successors and assigns forever, and Grantor will warrant and defend the title to the Property conveyed hereby unto said Grantee against the lawful claims and demands of all claiming by, through and under Grantor, but no other.

Dated this     day of                , 2019.

GRANTOR:

By:
Name:
Title:

[ADD APPROPRIATE NOTARIAL ACKNOWLEDGMENT]

EXHIBIT C

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made as of the      day of              , 2019 (the “Sale Date”), between                      , a                   (“Seller”), and                       , a                   (“Buyer”).

In connection with the sale by Seller to Buyer of the real property described on Exhibit A attached hereto (the “Property”) pursuant to an Agreement of Purchase and Sale dated as of         , 201[ ] (the “Purchase Agreement”), and for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby transfers and conveys to Buyer all right, title and interest of Seller in and to any equipment, machinery, furnishings, and other tangible personal property owned by Seller and located within or upon the Property (the “Personal Property”).  The Personal Property expressly excludes the property of any tenant occupying space in the Property, any motorized vehicles and any property owned by any utilities company, property management company, or other third party.

BY ACCEPTANCE OF THIS BILL OF SALE, BUYER ACKNOWLEDGES AND AGREES THAT (A) BUYER HAS INSPECTED THE PERSONAL PROPERTY AND HAS SATISFIED ITSELF AS TO THE CONDITION OF SAME, AND (B) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, BUYER ACCEPTS THE PERSONAL PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, FROM SELLER.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE PERSONAL PROPERTY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

This Bill of Sale (i) will be governed by and construed in accordance with the laws of the State in which the Property is located applicable to contracts made and performed entirely therein; (ii) may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument; and (iii) is executed and delivered pursuant to, and is subject to the applicable terms and conditions of, the Purchase Agreement.

[SIGNATURES COMMENCE ON THE NEXT PAGE]

IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be duly executed as of the Sale Date.

SELLER:

[ ],
a(n)

By:
Name:
Title:

BUYER:

[ ],
a(n)

By:
Name:
Title:

EXHIBIT A                           LEGAL DESCRIPTION

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment “) is made as of the       day of              , 2019 (the “Assignment Date”), by and between                    , a               (“Assignor”), and                         , a                (“Assignee”).

WHEREAS, Assignor is transferring Assignor’s interest in and to the real property described on Exhibit A attached hereto (the “Property”) to Assignee as of the Assignment Date pursuant to an Agreement of Purchase and Sale dated as of         , 201[ ] (the “Purchase Agreement”); and

WHEREAS, Assignor is presently the holder of the landlord’s interest under the lease listed on Exhibit B attached hereto (including any amendments or supplements thereto, and any guaranty held by Assignor relating thereto, the “Lease”), which Lease affects the Property.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.                                      Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Lease, including without limitation all of Assignor’s right, title and interest in and to all rents payable under the Lease, and any other rights arising under the Lease; provided, however, Assignor hereby expressly reserves all rights to, and retains the non-exclusive right to enforce, any insurance, indemnity or similar claims or rights of Assignor under or with respect to the Lease arising or relating to Assignor’s ownership of the Property prior to the Assignment Date.

2.                                      Assignee hereby assumes and agrees to pay all sums and perform, fulfill and comply with all covenants and obligations that are to be paid, performed, fulfilled and complied with by the landlord under the Lease from and after the Assignment Date.

3.                                      This Assignment will inure to the benefit of and will be binding upon the parties hereto and their respective successors and assigns.  This Assignment is executed and delivered pursuant to, and is subject to the applicable terms and conditions of, the Purchase Agreement.

4.                                      This Assignment will be governed by and construed in accordance with the laws of the State in which the Property is located applicable to contracts made and performed entirely therein.

5.                                      The parties agree that this Assignment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the Assignment Date.

ASSIGNOR:

[ ],
a(n)

By:
Name:
Title:

ASSIGNEE:

[ ],
a(n)

By:
Name:
Title:

EXHIBIT A                           LEGAL DESCRIPTION

EXHIBIT B                           LEASE

[ADD APPROPRIATE NOTARIAL ACKNOWLEDGMENT]

EXHIBIT E

ASSIGNMENT OF CONTRACTS

AND INTANGIBLE PROPERTY

THIS ASSIGNMENT OF CONTRACTS AND INTANGIBLE PROPERTY (this “Assignment”) is made as of the      day of              , 2019 (the “Assignment Date”), by and between                      , a               (“Assignor”), and                         , a                  (“Assignee”).

WHEREAS, Assignor is transferring Assignor’s interest in and to the real property described on Exhibit A attached hereto (the “Property”) to Assignee as of the Assignment Date pursuant to an Agreement of Purchase and Sale dated as of             , 201   (the “Purchase Agreement”); and

WHEREAS, Assignor is presently a party to the contracts listed on Schedule 1 attached to this Assignment (the “Contracts”) that affect the Property; and

WHEREAS, Assignor desires to transfer to Assignee all of Assignor’s right, title and interest in and to the Contracts and certain Intangible Property (as defined in the Purchase Agreement) that relates to the Property.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.                                      Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Contracts arising from and after the Assignment Date.  Assignor hereby expressly retains the right to enforce any indemnity, insurance or comparable obligations of the respective counterparties under the Contracts relating to claims or other events arising or occurring prior to the Assignment Date.

2.                                      Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations that are to be paid, performed, fulfilled and complied with, in Assignee’s capacity as successor to Assignor, under the Contracts from and after the Assignment Date.

3.                                      Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Intangible Property.  This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Intangible Property, and Assignor shall have no liability to Assignee in the event that any or all of the Intangible Property (a) is not transferable to Assignee or (b) is canceled or impaired by reason of this Assignment or any acts of Assignee.

4.                                      This Assignment is made by Assignor without recourse and without any express or implied representation or warranty of any kind, except as may be expressly set forth in the Purchase Agreement.

5.                                      This Assignment will inure to the benefit of and will be binding upon the parties hereto and their respective successors and assigns.  This Assignment is executed and delivered pursuant to, and is subject to the applicable terms and conditions of, the Purchase Agreement.

6.                                      This Assignment will be governed by and construed in accordance with the laws of the State in which the Property is located applicable to contracts made and performed entirely therein.

7.                                      The parties agree that this Assignment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the Assignment Date.

ASSIGNOR:

[ ],
a(n)

By:
Name:
Title:

ASSIGNEE:

[ ],
a(n)

By:
Name:
Title:

EXHIBIT A                           LEGAL DESCRIPTION

SCHEDULE 1 – LIST OF ASSIGNED CONTRACTS

EXHIBIT F

ESCROW INSTRUCTIONS

1.                                      Escrow Agent is authorized to take all appropriate action necessary to comply with this Agreement.

2.                                      All money deposited or payable under this Agreement prior to Closing will be deposited with Escrow Agent, unless otherwise specified.  All funds received by Escrow Agent will be deposited by Escrow Agent in a federally-insured account in a State or National Bank (FDIC insured) unless otherwise directed in writing by both Seller and Buyer.  Escrow Agent may not commingle the Deposit with other funds held in its “trustees account”.  Escrow Agent will invest the Deposit in an interest-bearing account meeting the above requirements if so directed by Buyer.  Any interest earned on the Deposit will be treated and reported as the income of Buyer (regardless of the ultimate disposition of the Deposit) and Buyer will be responsible for paying all taxes on any interest earned on the Deposit, which obligation will survive the Closing.

3.                                      Disbursement of funds from Escrow Agent to Seller or Buyer will be made by wire transfer.  Unless otherwise specified by a Party, disbursement of any funds to any payee other than Seller or Buyer may be made by check of Escrow Agent.  Escrow Agent will be under no obligation to disburse any funds represented by check or draft and no check or draft will be considered to have been deposited with Escrow Agent in compliance with any of the requirements hereof until Escrow Agent has commercially reasonable assurance that such check or draft has been or will be honored.

4.                                      Any Party seeking release or disbursement of the Deposit prior to Closing will make written demand therefor upon both Escrow Agent and the other Party.  If Escrow Agent intends to release the Deposit to either Party pursuant to this Agreement (other than at Closing), then Escrow Agent will give the other Party not less than five (5) Business Days prior written notice of such fact and if Escrow Agent receives written notice during such five (5) Business Day period that such other Party objects to the release, then Escrow Agent will not release the Deposit and any such dispute will be resolved as provided herein.  Escrow Agent will promptly notify both Parties of any actual release of the Deposit.  All notices will be provided as required under the notice provisions of this Agreement.

5.                                      When this Agreement and all title requirements have been complied with (including without limitation all conditions set forth in any closing instructions agreed to by Escrow Agent), Escrow Agent will deliver, file or record in the appropriate public office all necessary documents, disburse all funds and cause the Title Company to issue the appropriate Title Policies.

6.                                      Escrow Agent may for reasonable cause resign upon ten (10) days written notice to the Parties; provided that Escrow Agent will transfer the Deposit together with all documents and other funds then held by Escrow Agent to a successor escrow agent acceptable to both Seller and Buyer who agrees in writing to comply with the terms and provisions of this Agreement, or if Seller and Buyer cannot agree upon an acceptable successor escrow agent, then Escrow Agent will have the right to resign and interplead the Deposit together with all documents and other funds then held by Escrow Agent to a court of competent jurisdiction.

7.                                      If conflicting demands are made upon Escrow Agent concerning this Agreement where this Agreement does not clearly specify the course of action Escrow Agent is required to take, Escrow Agent shall either (a) hold any money and documents deposited under this Agreement that are the subject of such conflict until it receives mutual instructions by all Parties or until a civil action will have been concluded in a court of competent jurisdiction, determining the rights of the Parties or (b) at its discretion, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction.

8.                                      Subject to the other terms and provisions hereof, Escrow Agent will be entitled to rely upon any judgment, certification, demand or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment.  Escrow Agent may act in reliance upon (x) any instrument or signature believed to be genuine and duly authorized, and (y) advice of counsel in reference to any matter or matters connected therewith.

9.                                      Escrow Agent will have no liability whatsoever arising out of or in connection with its activity as escrow agent except in the case of its negligence or willful misconduct or a breach by Escrow Agent of these Escrow Instructions and Seller and Buyer jointly and severally agree to indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability and expenses (including reasonable attorneys’ fees) that may be incurred by reason of its acting as escrow agent unless caused by Escrow Agent’s negligence or willful misconduct or a breach by Escrow Agent of this Agreement.  As between Seller and Buyer, if Escrow Agent incurs any loss, cost, claim, damage, liability or expense for which it is entitled to indemnification hereunder in connection with any dispute between Seller and Buyer, then the Party that does not substantially prevail in such dispute shall be responsible for any such loss, cost, claim, damage, liability or expense.

10.                               If escrow fails to close because of Seller’s default, Seller will be liable for any cancellation charges of Escrow Agent.  If escrow fails to close because of Buyer’s default, Buyer will be liable for any cancellation charges of Escrow Agent.  If escrow fails to close for any other reason, Seller and Buyer will each be liable for one-half of any cancellation charges of Escrow Agent.

11.                               Escrow Agent will be “the person responsible for closing” the transaction pursuant to Internal Revenue Code Section 6045(e), including preparing and filing the applicable IRS Form(s) 1099-S in compliance with Section 6045(e).  The provisions of these Escrow Instructions will survive the Closing or any earlier termination of this Agreement.

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (this “Certificate”) is made and given as of [•], 2019, by [•], a [•] (“Tenant”), to and for the benefit of [•], a [•] (“Landlord”), and [•], a [•] (“Buyer”), Buyer’s lender, and each of their respective successors and assigns.

W I T N E S S E T H :

WHEREAS, Tenant is the tenant under that certain [DESCRIBE LEASE AND AMENDMENTS] (as so amended, the “Lease”), with respect to the land and building known as the [•] having an address of [•] (the “Property”), all as more particularly described in the Lease; and

WHEREAS, Buyer intends to purchase the Property from Landlord, and Landlord and Buyer have requested that Tenant provide certain certifications with respect to the Lease which they will rely upon in connection with the purchase and sale of the Property;

NOW, THEREFORE, Tenant hereby certifies as follows:

(a)                                 Tenant is the tenant under the Lease.

(b)                                 The Lease consists of the documents listed on Exhibit A attached hereto and it has not been modified, changed, altered, or amended in any respect except as expressly set forth on Exhibit A, constitutes the entire understanding between Tenant and Landlord with respect to the Property, and has been duly executed and delivered on behalf of Tenant pursuant to proper authority therefore.

(c)                                  The Lease constitutes a legally valid instrument binding and enforceable upon Tenant in accordance with its terms, subject to equitable principles of general application (whether in a proceeding at law or in equity) and applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally, and the exercise of judicial discretion.

(d)                                 Any work and all other improvements to the Property required to be constructed or otherwise furnished by Landlord pursuant to the terms of the Lease have been completed to Tenant’s satisfaction and that any design allowances, construction allowances or other allowances to which Tenant may now or hereafter be entitled under the Lease have been paid in full, except as follows:                                                     .

(e)                                  Landlord has delivered, and Tenant has accepted, the Property; the term of the Lease commenced on [•] and is scheduled to expire on [•], subject to Tenant’s right to exercise [•] ([•]) options to renew the term of the Lease for [•] ([•]) years [each].  The Lease does not contain any option which would permit Tenant to terminate the term of the Lease prior to the scheduled expiration date thereof, except in the context of a casualty or a condemnation.

(f)                                   The amount of fixed or minimum rent currently payable by Tenant under the Lease is $[•] [per month/per year], and the amount of estimated additional rent currently payable by Tenant in connection with operating expenses and/or taxes under the Lease is $[•] [per month].

(g)                                  The rent for the Property and all other amounts payable under the Lease have been paid to and including [•], and there is no “free rent” or other rent concession under the remaining term of the Lease, except as follows:                                       .

(h)                                 Tenant has paid Landlord a security deposit of $[•], and (excepting such security deposit) Tenant has not paid any rent or other amounts prior to the date the same is/are payable under the Lease, except as follows:                                          .

(i)                                     Tenant has no options to purchase the Property, no rights to lease additional space within the Property and no rights of first offer or rights of first refusal with respect thereto, except as follows:                                                              .

(j)                                    Any rights of first offer or rights of first refusal applicable to the sale of the Property to Buyer and any prohibition on Landlord’s right to transfer the Property have been waived by Tenant.

(k)                                 The Lease is in full force and effect, and, as of the date hereof, Tenant is obligated to pay rent thereunder without credit, offset or deduction, and that there exists no default nor state of facts which with the giving of notice and/or the passage of time would constitute a default thereunder on the part of Tenant or, to the best of Tenant’s knowledge, on the part of the Landlord thereunder.

(l)                                     Tenant’s current address for all notices to be given to it under the Lease is as follows:

(m)                             There are no actions, whether voluntary or otherwise, contemplated by, pending or, to the knowledge of Tenant, threatened against Tenant under the bankruptcy laws of the United States or any state thereof.  Tenant has not requested any accommodations from any of its creditors.  There has been no material adverse change in the financial condition of Tenant since the date on which the Lease was first executed.

(n)                                 Landlord, Buyer, Buyer’s lender and their respective successors and assigns may rely on this Certificate in connection with the purchase and sale of the Property.

IN WITNESS WHEREOF, Tenant has executed this Certificate under seal as of the date above first written.

[NAME OF TENANT]

By:
Name:
Its:
Hereunto duly authorized

Exhibit A

The Lease Documents